Exhibit  10(i)(nn)(2)

                            ASSET PURCHASE AGREEMENT
                            ------------------------


THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and is entered into this _____ day of December, 2003, by, between and among POMEROY IT SOLUTIONS, INC. formerly known as Pomeroy Computer Resources, Inc., a Delaware corporation ("Purchaser No. 1"), POMEROY SELECT INTEGRATION SOLUTIONS, INC. (Purchaser No. 2"), eSERV SOLUTIONS GROUP, L.L.C., an Illinois limited liability company (Seller), TIM BALDWIN (T. Baldwin) and PAT SHERMAN (P. Sherman) (T. Baldwin and
P. Sherman hereinafter referred to collectively as the Members and individually as the Member).

                              W I T N E S S E T H :

WHEREAS, Seller is a single source provider of a variety of computer service and support solutions, including providing the infrastructure for data management, e-business and IT strategies to large and medium size commercial, governmental and other professional customers throughout the Peoria, Quad-Cities and Central Illinois areas in Illinois and central and eastern Iowa; and

WHEREAS, Members are the owners of one hundred percent (100%) of the membership interests of Seller, in the following proportions: T. Baldwin - 57.4%, P. Sherman - 42.6%; and

WHEREAS, Purchaser No. 1 is in the business of marketing and selling a broad range of microcomputers and related products including equipment selection, procurement and configuration; and

WHEREAS, Purchaser No. 2, a wholly-owned subsidiary of Purchaser No. 1, is a single source provider of integrated desktop management and network services including life cycle services, internetworking services, and end user support services; and

WHEREAS, Purchaser No. 1 desires to purchase certain of the assets of the Seller used in its business of marketing and selling a broad range of microcomputers and related products including equipment selection, procurement and configuration (Business No. 1") and assume certain of the liabilities of the Seller in connection with Business No. 1 and Purchaser No. 2 desires to purchase certain of the assets of the Seller used in its integrated desktop management and network services business (Business No. 2") and assume certain of the liabilities of the Seller in connection with Business No. 2; and Seller desires to sell certain of such assets, subject to such liabilities, but only upon (i) the terms and subject to the conditions set forth in this Agreement,
(ii) the representations, warranties, covenants, indemnifications, assurances and undertakings of the Seller, each Member and of Purchaser No. 1 and Purchaser No. 2 contained in this Agreement, (iii) the agreement of the Seller to refrain from competition with Purchaser No. 1 and Purchaser No. 2 for the term set forth in its Non-Competition Agreement, (iv) the agreement of each Member to refrain from competition for the term set forth in his respective Non-Competition Agreement.

NOW, THEREFORE, in consideration of the above premises and the mutual promises, covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

                                       1.
                                  DEFINITIONS
                                  -----------

1.1       Affiliate. "Affiliate" shall have the meaning ascribed to such term in
          ---------
          Rule  405  promulgated  under  the Securities Act of 1933, as amended.

1.2       Assumed  Liabilities  No  1.  The "Assumed Liabilities  No. 1" are the
          ---------------------------
          liabilities of Seller assumed or paid at Closing by Purchaser No. 1 pursuant to Section 3.1 of this Agreement.

1.3       Assumed  Liabilities  No  2.  The "Assumed Liabilities  No. 2" are the
          ---------------------------
          liabilities of Seller assumed or paid at Closing by Purchaser No. 2 pursuant to Section 3.2 of this Agreement.

1.4       Balance  Sheet.  The "Balance Sheet" is the unaudited balance sheet of
          --------------
          Seller as of November 14, 2003, included as part of the Financial Statements.

1.5       Closing.  The "Closing" shall  be the consummation of the transactions
          -------
          contemplated  under  this  Asset  Purchase  Agreement.

1.6       Closing  Date.  The "Closing Date"  shall  be as of 9:00 a.m., E.D.T.,
          -------------
          December ____, 2003.

1.7       Code.  The "Code" is the Internal Revenue Code of 1986, as amended, 26
          ----
          U.S.C. 1 et seq.
                   ------

1.8       Court.  A "Court" is any federal, state, municipal,  domestic, foreign
          -----
          or other governmental tribunal or an arbitrator or person with similar power or authority.

1.9       Disclosure  Schedule.  The  "Disclosure Schedule"  is  the  Disclosure
          --------------------
          Schedule dated the date of this Agreement and delivered by Seller to Purchaser No. 1 and Purchaser No. 2, respectively.

1.10      Encumbrance.  An  "Encumbrance"  is any  security  interest,  lien, or
          -----------
          encumbrance whether imposed by agreement, understanding, law or otherwise, on any of the Purchased Assets No. 1 and/or the Purchased Assets No. 2 (as defined herein).

1.11      Excluded Assets.  An  "Excluded Asset"  is  any  asset  set  forth  in
          ---------------
          Section 2.4.

1.12      Financial  Statements.  The "Financial  Statements"  are  the  audited
          ---------------------
          consolidated financial statements of Seller and J.T.S.H., L.L.C. and eServ, L.L.C. for the years ending December 31, 2001 and December 31, 2002, including any and all notes thereto, and the unaudited consolidated financial statements of the Seller and J.T.S.H., L.L.C. and eServ, L.L.C. for the period commencing January 1, 2003 and ending October 31, 2003, including any and all notes thereto and Seller's separated unaudited balance sheet as of November 14, 2003.

1.13      Governmental  Entity.  A "Governmental  Entity"  is  any  Court or any
          --------------------
          federal, state, municipal, domestic, foreign or other administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

1.14      Gross Sales. "Gross Sales" shall have the meaning set forth in Section
          -----------
          4.8.

1.15      Knowledge of Seller and Members and/or Sellers Knowledge. Knowledge of
          --------------------------------------------------------
          Seller and Members and/or Sellers Knowledge shall mean actual knowledge of any Member or Manager.

1.16      Net Asset Amount No. 1.  Net Asset Amount No. 1 shall have the meaning
          ----------------------
          set  forth  in  Section  5.1.

1.17      Net Asset Amount No. 2. Net Asset Amount No. 2" shall have the meaning
          ----------------------
          set  forth  in  Section  5.1.

1.18      NPBT. The Net Profit Before Taxes of Purchaser No. 1's eServ Solutions
          ----
          Group Division and Purchaser No. 2's eServ Solutions Group Division for the applicable period as set forth in Section 4.6. The determination of NPBT shall be determined in accordance with the provisions set forth in Section 4.8.

1.19      NPBT Margin. "NPBT Margin" shall have the meaning set forth in Section
          -----------
          4.8.

1.20      NPBT  Threshold. "NPBT  Threshold" shall have the meaning set forth in
          ---------------
          Section  4.6.

1.21      2004  NPBT.  The Net  Profit  Before  Taxes of Purchaser No. 1's eServ
          ----------
          Solutions Group Division and Purchaser No. 2's eServ Solutions Group Division for the period commencing January 6, 2004 and ending January 5, 2005. The determination of the 2004 NPBT shall be determined in accordance with the provisions set forth in Section 5.2.

1.22      Person.  Any  natural  person,  firm,  partnership,  association,
          ------
          corporation, company, limited liability company, limited partnership, trust, business trust, governmental authority or other entity.

1.23      Pro Forma Balance Sheet No. 1.  The "Pro Forma Balance Sheet No. 1" is
          -----------------------------
          the balance sheet of Seller prepared as described in Section 5.1 and adjusted for Excluded Assets of Seller and Excluded Liabilities relating to Business No. 1 of Seller as of the Closing Date.

1.24      Pro Forma Balance Sheet No. 2.  The "Pro Forma Balance Sheet No. 2" is
          -----------------------------
          the balance sheet of Seller prepared as described in Section 5.1 and adjusted for Excluded Assets of Seller and Excluded Liabilities relating to Business No. 2 of Seller as of the Closing Date.

1.25      Purchase  Price  No.  1.  The "Purchase  Price  No.  1"  is  the total
          -----------------------
          consideration paid by Purchaser No. 1 to Seller for Purchased Assets No. 1 as set forth in Sections 4.1, 4.6 and 4.7.

1.26      Purchase  Price  No.  2.  The "Purchase  Price  No.  2"  is  the total
          -----------------------
          consideration paid by Purchaser No. 2 to Seller for Purchased Assets No. 2 as set forth in Sections 4.2, 4.6 and 4.7.

1.27      Purchased Assets No. 1. The "Purchased Assets No. 1" are the assets of
          ----------------------
          Seller, used in Business No. 1, acquired by Purchaser No. 1 pursuant to the terms of this Agreement.

1.28      Purchased Assets  No. 2.  The Purchased Assets No. 2 are the assets of
          -----------------------
          Seller, used in Business No. 2, acquired by Purchaser No. 2 pursuant to the terms of this Agreement.

1.29      Sellers Accountant.  Sellers  Accountant shall mean Deloitte & Touche,
          ------------------
          101  West  Second  Street,  Northwest  Bank Building, Davenport, Iowa.

1.30      November  14th  Pro-Forma  Balance  Sheet  No.  1.  The November  14th
          -------------------------------------------------
          Pro-Forma Balance Sheet No. 1" is the unaudited balance sheet of the Seller adjusted for Excluded Assets and Excluded Liabilities of Seller relating to Business No. 1 as of November 14, 2003.

1.31      November 14th  Pro-Forma  Balance  Sheet  No.  2.  The  November  14th
          ------------------------------------------------
          Pro-Forma Balance Sheet No. 2" is the unaudited balance sheet of Seller adjusted for Excluded Assets and Excluded Liabilities of Seller relating to Business No. 2 as of November 14, 2003.

1.32      Tax or Taxes.  Any federal, state, provincial, local, foreign or other
          ------------
          income, alternative, minimum, any taxes under Section 1374 of the Code, any taxes under Section 1375 of the Code, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

1.33      Tax Return.  A  "Tax  Return" is a report, return or other information
          ----------
          required to be supplied to a Governmental Entity in connection with Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller.


                                        2.
                                      TERMS
                                      -----

2.1       Agreement.
          ---------

          Seller  agrees  to  sell  and  convey to Purchaser No. 1 the Purchased
          Assets No. 1 as hereinafter set forth in Section 2.2 owned by such entity. Seller agrees to sell and convey to Purchaser No. 2 the Purchased Assets No. 2 as hereinafter set forth in Section 2.3 owned by such entity. Purchaser No. 1 agrees to purchase the Purchased Assets No. 1 and Purchaser No. 2 agrees to purchase the Purchased
          Assets No. 2. The agreements of Purchaser No. 1 and Purchaser No. 2 and Seller are expressly conditioned upon the terms, conditions, covenants, representations and warranties as hereinafter set forth.

2.2       Assets to  be Sold  by  Seller  and  Purchased  by  Purchaser  No.  1.
          ----------------------------------------------------------------------

          At the Closing of this Agreement, Purchaser No. 1 shall purchase and Seller shall sell all the assets of Seller used in Business No. 1, except for the Excluded Assets relating to Business No. 1 and excepting for all purposes all such assets being transferred pursuant to Section 2.3 whether used or relating to Business No. 1. The Purchased Assets No. 1 shall include, but not be limited to:

          (a) All tangible personal property and assets of Seller of every kind and description, real, personal or mixed, wherever located, used in Business No. 1, including without limitation, all such assets as reflected on the November 14, 2003 Pro Forma Balance Sheet No. 1 (excepting those assets disposed of, and including those assets acquired, in the ordinary course of business since the date of the November 14, 2003 Pro Forma Balance Sheet No. 1).

          (b) All intangible assets of Seller which are used in Business No. 1 of Seller, including without limitation, all purchase orders, contract rights and agreements, work in process, customer lists, supplier agreements, patents, trademarks and service marks (subject to Seller's obligation to rebrand such marks under the terms of the Asset Transfer Agreement with eServe, L.L.C., dated November 14, 2003) (including the goodwill associated with the marks), office supplies, computer programs, claims of Seller, the right to use of the limited liability company and trade names of or used by Seller, or any derivative thereof (subject to Seller's obligation under the terms of the Asset Transfer Agreement dated Novmber 14, 2003), as all or part of a limited liability company or trade name;

          (c) All investment securities, cash and cash equivalents and customer notes receivable relating to Business No. 1 generated commencing December 1, 2003 until the Closing Date;

          (d) All inventory of Business No. 1 which shall be valued consistent with the Sellers historical practices;

          (e) All accounts receivable and vendor receivables relating to Business No. 1 generated commencing December 1, 2003 until the Closing Date, except for certain accounts receivable and vendor receivables that are designated as Excluded Assets;

          (f)  Certain  vehicles  of  Seller  set  forth  on attached Exhibit A;

          (g) All prepaid expenses applicable to Business No. 1, including but not limited to all prepaid software licenses;

          (h) All vendor rebates, spiff money, retainage amounts under any contracts and any customer deposits relating to contracts for Business No. 1, which contracts are being assumed by Purchaser No. 1;

          (i) All distribution contracts and authorizations of Seller relating to Business No. 1;

          (j) The assignment of any telephone numbers, telefax numbers, e-mail addresses and internet websites used in Business No. 1 of Seller;

          (k) The entire right, title, benefit and interest of Seller now existing or hereafter arising, in or to all indemnities, guaranties, warranties, claims and choses of action of Seller against other parties with respect to Purchased Assets No. 1, including by way of example and not limitation, any rights under insurance policies and any other rights thereunder, but only with respect to Purchased Assets No. 1;

          (l) Copies of Sellers books, records, files, correspondence, manuals, documents, agreements, lists and other writings used in or relating to Business No. 1, including paid accounts payable, paid accounts receivable, purchase, sales, customer, representative, marketing, advertising, distribution, operations, personnel, research and development records, data, information and materials;

          (m) Sellers rights under the agreements set forth in Schedule 2.2(n) with respect to the parties set forth therein, pursuant to which such parties agreed not to disclose, use or communicate information regarding such parties business (which is part of Business No. 1) and not to engage in certain activities competitive with Business No. 1;

          (n) All other fees, assets, property, business and going concern value, and rights of Seller (including the rights under covenants or agreements not to disclose confidential information or not to compete, if any).

2.3       Assets to  be Sold  by  Seller  and  Purchased  by  Purchaser  No.  2.
          ----------------------------------------------------------------------

          At the Closing of this Agreement, Purchaser No. 2 shall purchase and Seller shall sell all the assets of Seller used in Business No. 2, except for the Excluded Assets relating to Business No. 2 and excepting for all purposes all such assets being transferred pursuant to Section 2.2 whether used or relating to Business No. 2. The Purchased Assets No. 2 shall include, but not be limited to:

          (a) All tangible personal property and assets of Seller of every kind and description, real, personal or mixed, wherever located, used in Business No. 2, including without limitation, all such assets as reflected on the November 14, 2003 Pro Forma Balance Sheet No. 2 (excepting those assets disposed of, and including those assets acquired, in the ordinary course of business since the date of the November 14, 2003 Pro Forma Balance Sheet No. 2).

          (b) All intangible assets of Seller which are used in Business No. 2 of the Seller, including without limitation, all purchase orders, contract rights and agreements, work in process, customer lists, supplier agreements, patents, trademarks and service marks (subject to Seller's obligation to rebrand such marks under the terms of the Asset Transfer Agreement with eServe, L.L.C., dated November 14, 2003) (including the goodwill associated with the marks), office supplies, computer programs, claims of Seller, the right to use of the limited liability company and trade names of or used by Seller, or any derivative thereof (subject to Seller's obligation under the terms of the Asset Transfer Agreement dated Novmber 14, 2003), as all or part of a corporate or trade name;

          (c) All investment securities, cash and cash equivalents and customer notes receivable relating to Business No. 2 generated commencing December 1, 2003 until the Closing Date;

          (d) All inventory of Business No. 2 which shall be valued consistent with the Sellers historical practices;

          (e) All accounts receivable and vendor receivables relating to Business No. 2 generated commencing December 1, 2003 until the Closing Date, except for certain accounts receivable and vendor receivables that are designated as Excluded Assets;

          (f)  Certain  vehicles  of  Seller  set forth on attached Exhibit A-1;

          (g) All prepaid expenses applicable to Business No. 2, including but not limited to all prepaid software licenses;

          (h) All of Sellers fixed rate contracts and time and material contracts relating to Business No. 2;

          (i) All vendor rebates, spiff money, retainage amounts under any contracts and any customer deposits relating to contracts for Business No. 2, which contracts are being assumed by Purchaser No. 2;

          (j) All of Sellers service and consulting contracts relating to Business No. 2;

          (k) All distribution contracts and authorizations of Seller relating to Business No. 2;

          (l) The assignment of any telephone numbers, telefax numbers, e-mail addresses and internet websites used in Business No. 2 of Seller;

          (m) The entire right, title, benefit and interest of Seller now existing or hereafter arising, in or to all indemnities, guaranties, warranties, claims and chooses of action of Seller against other parties with respect to Purchased Assets No. 2, including by way of example and not limitation, any rights under insurance policies and any other rights thereunder, but only with respect to Purchased Assets No. 2;

          (n) Originals or copies of Sellers books, records, files, correspondence, manuals, documents, agreements, lists and other writings used in or relating to Business No. 2, including paid accounts payable, paid accounts receivable, purchase, sales, customer, representative, marketing, advertising, distribution, operations, personnel, research and development records, data, information and materials;

          (o) Sellers rights under the agreements set forth in Schedule 2.3(p) with respect to the parties set forth therein, pursuant to which such parties agreed not to disclose, use or communicate information regarding such parties business (which is part of Business No. 2) and not to engage in certain activities competitive with Business No. 2; and

          (pq) All other fees, assets, property, business and going concern value, and rights of Seller (including the rights under covenants or agreements not to disclose confidential information or not to compete, if any).

2.4       Excluded  Assets.
          ----------------

          The  Excluded  Assets  are  set  forth  on  Exhibit  B  hereto.

2.5       Lease  Agreements.
          -----------------

          Seller is the lessee under certain lease and sublease agreements covering the following real and personal properties as set forth on Disclosure Schedule 2.5. At the Closing, Seller and Purchaser No. 1 or Purchaser No. 2 shall execute necessary documentation for the assignment of these leases and all of Seller's right and interest thereunder to Purchaser No. 1 and/or Purchaser No. 2, as agreed upon by the parties. Purchaser No. 1 and Purchaser No. 2 agree to indemnify and hold Seller harmless from any liability with respect to the aforementioned leases occurring after the Closing Date which is assumed by such party. To the extent that the assignment of any lease shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof and Seller shall obtain any such necessary consents or assignments by the Closing, or as reasonably possible after the Closing.

2.6       Instruments  of  Transfer.
          -------------------------

          Except as otherwise provided herein, at Closing, Seller will deliver to Purchaser No. 1 and Purchaser No. 2, respectively, such bills of sale, endorsements, assignments and other good and sufficient instruments of transfer and assignment as shall be effective to vest in Purchaser No. 1 and Purchaser No. 2, as applicable, good title and interest in and to Purchased Assets No. 1 and Purchased Assets No. 2, respectively. At or after the Closing, but without further consideration, Seller will execute and deliver to Purchaser No. 1 and Purchaser No. 2, as applicable, such further instruments of conveyance and transfer and take such other action as Purchaser No. 1 and/or Purchaser No. 2 may reasonably request in order to more effectively convey and transfer to Purchaser No. 1 and/or Purchaser No. 2, as applicable, any of the Purchased Assets No. 1 and/or Purchased Assets No. 2 or for aiding and assisting and collecting and reducing to possession and exercising rights with respect thereto. Seller and each Member agree to use commercially reasonable efforts without additional cost to them to obtain and deliver to Purchaser No. 1 and Purchaser No. 2, as applicable, such consents, approvals, assurances and statements from third parties as Purchaser No. 1 and Purchaser No. 2, as applicable, may reasonably require in a form reasonably satisfactory to Purchaser No. 1 and Purchaser No. 2. In addition to the foregoing, Seller will deliver to Purchaser No. 1 and Purchase No. 2, as applicable, the copies of all of Seller's books, records and other data relating to Purchased Assets No. 1 and Purchased Assets No. 2, respectively; and simultaneously with such delivery, Seller shall take all such acts as may be reasonably necessary to put Purchaser No. 1 in actual possession, and operating control of Purchased Assets No. 1 and put Purchaser No. 2 in actual possession, and operating control of Purchased Assets No. 2. Seller shall cooperate with Purchaser No. 1 and Purchaser No. 2 to permit such parties, if possible, to enjoy such Sellers ratings and benefits under workmen's compensation laws and unemployment compensation laws to the extent permitted by such laws.

2.7       Instruments  Giving  Certain  Powers  and  Rights.
          -------------------------------------------------

          At the Closing, Seller shall, by appropriate instrument, constitute and appoint Purchaser No. 1 and Purchaser No. 2, their respective successors and assigns, the true and lawful attorney of Seller with full power of substitution, in the name of Purchaser No. 1 and/or Purchaser No. 2, as applicable, or the name of Seller, on behalf of and for the benefit of Purchaser No. 1 and Purchaser No. 2, as applicable, to collect all accounts receivable and/or vendor receivables and other items being transferred and assigned to Purchaser No. 1 and/or Purchaser No. 2, as applicable, as provided herein, to endorse, without recourse, any and all checks in the name of Seller the proceeds of which Purchaser No. 1 and/or Purchaser No. 2, as applicable, is entitled to hereunder, to institute and prosecute, in the name of Seller or otherwise, all proceedings which Purchaser No. 1 and/or Purchaser No. 2, as applicable, may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to Purchased Assets No. 1 and/or Purchased Assets No. 2, as applicable, to defend and compromise any and all actions, suits and proceedings in respect of any of Purchased Assets No. 1 and/or Purchased Assets No. 2, as applicable, and to do all such acts and things in relation thereto as such party may deem advisable. Purchaser No. 1 and/or Purchaser No. 2, as applicable, shall provide Seller with notice of any collection action(s) instituted by it under this provision. Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable by the Seller, directly or indirectly, by the dissolution of Seller or in any manner or for any reason. Seller further agrees that Purchaser No. 1 and/or Purchaser No. 2, as applicable, shall retain for its own respective account any amounts collected pursuant to the foregoing powers, and Seller shall pay or transfer to

          Purchaser No.1 and/or Purchaser No. 2, as applicable, if and when received, any amounts which shall be received by Seller after the Closing in respect of any such receivables or other assets, properties, rights or business to be transferred and assigned to Purchaser No. 1 and/or Purchaser No. 2, as provided herein. Seller further agrees that, at any time or from time to time after the Closing, it will, upon the request of Purchaser No. 1 and/or Purchaser No. 2 and without additional expense to Seller, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged or delivered, all such further reasonable acts, assignments, transfers, powers of attorney or assurances as may be required in order to further transfer, assign, grant, assure and confirm to Purchaser No. 1 and/or Purchaser No. 2, as applicable, or to aid and assist in the collection or granting of possession by Purchaser No. 1 and/or Purchaser No. 2, as applicable, of any of the Purchased Assets No. 1 and/or the Purchased Assets No. 2, or to vest in Purchaser No. 1 good and marketable title to Purchased Assets No. 1 and to vest in Purchaser No. 2 good and marketable title to Purchased Assets No. 2.

          To the extent that any assignment does not result in a complete transfer of the contracts to Purchaser No. 1 and/or Purchaser No. 2, as applicable, because of a provision in any contract against Seller's assignment of any its right thereunder, Seller shall cooperate with Purchaser No. 1 and Purchaser No. 2 in any reasonable manner proposed by Purchaser No. 1 and/or Purchaser No. 2, as applicable, to complete the acquisition of the contracts and Seller's rights, benefits and privileges thereunder in order to fulfill and carry out Seller's obligations under this Agreement. Such additional action may include, but is not limited to: (i) entering into a subcontract between Seller and Purchaser No. 1 and/or Purchaser No. 2, as applicable, which allows such party to perform Seller's duties under such contracts and to enforce Seller's rights thereunder; or (ii) entering into a new multi-party agreement with such customers which allows Purchaser No. 1 and/or Purchaser No. 2, as applicable, to perform Seller's obligations and enforce Seller's rights under the contracts.


                                       3.
                            ASSIGNMENT OF LIABILITIES
                            -------------------------

3.1       Liabilities to be  Paid  Off at Closing or Assumed by Purchaser No. 1.
          ----------------------------------------------------------------------

          A. At the Closing, Purchaser No. 1 shall pay off or discharge when due as to Sections 3.1.A(i) (ii) and (iii) (and secure the release of Seller and Member from any and all personal liability or guaranty with respect to such obligation), the following:

               (i) A line of credit payable to American Bank and Trust Company incurred in the ordinary course of business consistent with Seller's prior practices, the outstanding amount of which was zero ($0.00) on November 14, 2003, and as may be incurred, increased or decreased since December 1, 2003 to the date of the Pro Forma Balance Sheet No. 1 and Pro Forma Balance Sheet No. 2 for operations in the ordinary course of business.

               (ii) Seventy-Five  Thousand  Dollars  ($75,000.00)  of  Sellers
                    obligation to eServ, LLC, an Illinois limited liability company, under a Promissory Note dated November 14, 2003, the outstanding amount which, on November 14, 2003 is One Hundred Twenty-Five Thousand Dollars ($125,000.00) (excluding $50,000.00 of such Promissory Note, which shall be an Excluded Liability), plus accrued interest, and as of the Closing Date shall be Seventy-Five Thousand Dollars ($75,000.00);___________________________________ Dollars
                    ($_____________);

              (iii) All  of the trade accounts payable of the Seller relating to
                    Business No. 1 incurred in the ordinary course of business consistent with Sellers prior practices, the outstanding amount of which was zero (0) on November 14, 2003, and as may be incurred, increased or decreased since December 1, 2003 to the date of the Pro Forma Balance Sheet No. 1 for operations in the ordinary course of business.

          The Assumed Liabilities to be paid off as set forth in Section 3.1 A., as may be incurred, increased or decreased since the November 14, 2003 Pro Forma Balance Sheet No. 1 to the Pro Forma Balance Sheet No. 1 for operations in the ordinary course of business or any other transaction permitted by this Agreement, and subject to the satisfaction of the Net Asset Amount No. 1 requirement set forth in Section 4.1(d) as of the Closing Date.

3.2       Liabilities to be  Paid  Off at Closing or Assumed by Purchaser No. 2.
          ----------------------------------------------------------------------

          At the Closing, Purchaser No. 2 shall assume and pay off or discharge when due (and secure the release of Seller and each Member from any and all personal liability or guaranty with respect to such obligation), the following:

          A. All of the trade accounts payable of the Seller relating to Business No. 2 incurred in the ordinary course of business consistent with Sellers prior practices, the outstanding amount of which is $0 on November 14, 2003, and as may be incurred, increased or decreased since December 1, 2003 for operations in the ordinary course of business or any other transaction provided by this Agreement, and subject to the satisfaction of the Net Asset Amount No. 2 requirement set forth in Section 4.1(d) as of the Closing Date.

3.3       Executory Contracts  to  be  Assumed  by  Purchaser  No.  1.
          ------------------------------------------------------------

          At the Closing, Purchaser No. 1 shall assume and pay, perform and discharge when due the following:

          (i) All of the obligations and liabilities of Seller arising after the Closing under the contracts described in Section 2.2.

          (ii) All future liabilities for merchandise in transit FOB shipping point relating to Business No. 1 which has not been received and/or entered into inventory by Seller and for which no bill has been posted by Seller as of the Closing.

3.4       Executory Contracts  to  be  Assumed  by  Purchaser  No.  2.
          ------------------------------------------------------------

          At the Closing, Purchaser No. 2 shall assume and pay, perform and discharge when due the following:

          (i) All of the obligations and liabilities of Seller arising after the Closing under the contracts described in Section 2.3.

          (ii) All future liabilities for merchandise in transit FOB shipping point relating to Business No. 2 which has not been received and/or entered into inventory by Seller and for which no bill has been posted by Seller as of the Closing.

3.5       Excluded  Liabilities.
          ---------------------

          Purchaser No. 1 and Purchaser No. 2 shall not assume or become responsible for any claim, liability or obligation of any nature whatsoever, whether known or unknown, accrued, absolute, contingent or otherwise of Seller (a "Liability") of Seller except Assumed Liabilities No. 1 and Assumed Liabilities No. 2 that are specifically assumed by such party. Without limiting the generality of the foregoing, the following are included among the Liabilities of Seller which Purchaser No. 1 and Purchase No. 2 shall not assume or become responsible for (unless specifically included as Assumed Liabilities No. 1 or Assumed Liabilities No. 2):

          (a) all Liabilities for any Taxes whether deferred or which have accrued or may accrue or become due and payable by Seller either prior to, on or after the Closing Date, including, without limitation, all Taxes and fees of a similar nature arising from the sale and transfer of Purchased Assets No. 1 and Purchased Assets No. 2 to Purchaser No. 1 and Purchaser No. 2, respectively;

          (b) all Liabilities to any current or former Members, directors, officers, employees or agents of Seller, including, without limitation, all Liabilities of Seller for wages, salary, bonuses, commissions, vacation or severance pay, deferred compensation, retirement pay, profit sharing or pension benefits, and all Liabilities arising under any bonus, commission, salary or compensation plans or arrangements, whether accruing prior to, on or after the Closing Date;

          (c) all Liabilities of Seller with respect to unemployment compensation claims and workmen's compensation claims and claims for race, age and sex discrimination or sexual harassment or for unfair labor practice based on or arising from occurrences, circumstances or events, or exposure to conditions, existing or occurring prior to the

               Closing Date and for which any claim may be asserted by any of Sellers employees, prior to, on or after the Closing Date against Seller;

          (d) all Liabilities of Seller to third parties for personal injury or damage to property based on or arising from occurrences, circumstances or events, or exposure to conditions, existing or occurring prior to the Closing Date and for which any claim may be asserted by any third party prior to, on or after the Closing Date;

          (e) all Liabilities of Seller arising under or by virtue of federal or state environmental laws based on or arising from occurrences, circumstances or events, or exposure to conditions, existing or occurring prior to the Closing Date and for which any claim may be asserted prior to, on or after the Closing Date;

          (f) all Liabilities of Seller including any costs of attorneys' fees incurred in connection therewith, for litigation, claims, demands or governmental proceedings arising from occurrences, circumstances or events, or exposure to conditions occurring or existing prior to the Closing Date, and which may be asserted or commenced prior to, on or after the Closing Date;

          (g) all Liabilities of Seller based on any theory of liability or product warranty with respect to any product manufactured or sold prior to the Closing Date and for which any claim may be asserted by any third party, prior to, on or after the Closing Date;

          (h) all attorneys' fees, accountants or auditors' fees, and other costs and expenses incurred by Seller and/or the Members in connection with the negotiation, preparation and performance of this Agreement or any of the transactions contemplated hereby;

          (i)  all Liabilities of Seller in connection with the Excluded Assets;

          (j) all Liabilities of Seller with respect to any options, warrants, agreements or convertible or other rights to acquire its membership interests of any class;

          (k) all Liabilities of Seller incurred incident to any indemnification for breach of any representations, warranties, covenants, or other agreements made by Seller under any of the asset purchase, stock, reorganization, or other legal transaction(s) of Seller;

          (l) all Liabilities of Seller with respect to any loans or advances made by the Members or any Affiliate to Seller;

          (m) all other debts, Liabilities, obligations, contracts and commitments (whether direct or indirect, known or unknown, contingent or fixed, liquidated or unliquidated, and whether now or hereinafter arising) arising out of or relating to the ownership, operation or use of any of Purchased Assets No. 1 and/or Purchased Assets No. 2 on or prior to the Closing Date or the conduct of the Business No. 1 of Seller and/or Business No. 2 of Seller prior to the Closing Date, except only for the liabilities and obligations to be assumed or paid, performed or discharged by Purchaser No. 1 and/or Purchaser No. 2 constituting Assumed Liabilities No. 1 or Assumed Liabilities No. 2;

          (n) all Liabilities of Seller with respect to any unpaid sales tax as of the Closing Date related to accounts receivable as of such date;

          (o) Seller's obligation to eServ, L.L.C. in the amount of Fifty Thousand Dollars ($50,000.00) as evidenced by a Promissory Note dated November 14, 2003;

          (p) all Liabilities of Seller with respect to its obligations under the J.T.S.H. Asset Distribution, Dissolution and Liquidation Agreement dated November 14, 2003;

          (q) except as set forth in Section 3.1(A)(ii), all Liabilities of Seller under an Asset Transfer Agreement with eServ, L.L.C., an Illinois limited liability company dated November 14, 2003; and

          (r) all Liabilities of Seller relating to trade accounts payable relating to Business No. 1 and Business No. 2 incurred between November 14, 2003 and November 30, 2003.

          Seller shall pay all liabilities not being assumed hereunder by Purchaser No. 1 or Purchaser No. 2 within the customary time for payment of such liabilities.

          It is the intent of the parties that upon Closing, all employees of Seller will be terminated by Seller and Purchaser No. 1 or Purchaser
          No.  2  will  extend  offers  of  employment  to all such individuals.


                                       4.
                                CONSIDERATION FOR
                                -----------------
                PURCHASED ASSETS NO. 1 AND PURCHASED ASSETS NO. 2
                -------------------------------------------------

4.1       Purchase  Price No.  1  for  Purchased  Assets  No.  1.
          -------------------------------------------------------

          Subject to the other terms of this Agreement, Purchase Price No. 1 for Purchased Assets No. 1 shall be the sum of:

          (a)  Seven  Hundred  Sixty  Thousand  Dollars  ($760,000.00)

          (b) The liabilities assumed or paid off at Closing under Section 3.1; and

          (c)  Any  amount  that  may  be  paid  pursuant  to Section 4.6 and/or
               Section  4.7  that  is  allocated  to  Purchase  Price  No.  1.

               The amount set out in Section 4.1(a) above shall be adjusted by the amounts determined under Sections 4.1(d) and/or (e), as follows:

          (d) If Net Asset Amount No. 1 and Net Asset Amount No. 2 of the Seller in the aggregate, as of the Closing Date as shown on the Pro Forma Balance Sheet No. 1 and the Pro Forma Balance Sheet No. 2 is less than zero ($0.00), the Purchase Price No. 1 and Purchase Price No. 2 (to be allocated according to the respective percentages determined by the parties) shall be decreased on a dollar-for-dollar basis equal to the difference between zero ($0.00) and such negative amount. Any reduction in Purchase Price No. 1 and/or Purchase Price No. 2 shall be repaid from the cash paid at closing to Seller. In the event that Net Asset Amount No. 1 and Net Asset Amount No. 2 of the Seller, in the aggregate as of the Closing Date, is greater than zero ($0.00), the Purchase Price No. 1 and/or Purchase Price No. 2 (to be allocated according to the respective percentages determined by the parties) shall be increased on a dollar-for-dollar basis equal to the difference of such amount and zero. Any increase in Purchase Price No. 1 and Purchase Price No. 2 shall be paid in cash to Seller according to the provisions of Sections 4.3(b) and 5.1 hereof. The determination of Net Asset Amount No. 1 and Net Asset Amount No. 2 shall be made in the manner provided for in Section
               5.1  hereof.

          (e) If the 2004 NPBT is below the amount of Four Hundred Fifty Thousand Dollars ($450,000.00), the Purchase Price No. 1 and/or Purchase Price No. 2 shall be decreased by any shortfall below such amount, multiplied by two (2). In the event the 2004 NPBT is greater than Four Hundred Fifty Thousand Dollars ($450,000.00), no adjustment to Purchase Price No. 1 and/or Purchase Price No. 2 shall be made under this Section 4.1(e). Any reduction to Purchase Price No. 1 and/or Purchase Price No. 2 hereunder will be set off against the Promissory Note described in Sections 4.3(b) and 4.4(b) and if said amounts are not sufficient then against any amount earned under the earnout under Sections 4.6 and 4.7. The determination of the 2004 NPBT shall be made in the manner provided for in Section 5.2 hereof.

4.2       Purchase Price  No.  2  for  Purchased  Assets  No.  2.
          -------------------------------------------------------

          Subject to the other terms of this Agreement, the Purchase Price for Purchased Assets No. 2 shall be the sum of:

          (a)  One  Hundred  Ninety  Thousand  Dollars  ($190,000.00)

          (b) The liabilities assumed or paid off at Closing under Section 3.2; and

          (c)  Any  amount  that  may  be  paid  pursuant  to Section 4.6 and/or
               Section  4.7  that  is  allocated  to  Purchase  Price  No.  2.

               The amount set out in Section 4.2(a) above shall be adjusted by the amounts determined under Section 4.2(d) as follows:

          (d) Purchase Price No. 2 shall be decreased by the portion of any deficit in the Net Asset Amount No. 1 and Net Asset Amount No. 2 of Seller, if any, allocated to Purchase Price No. 2 under
               Section 4.1(d) and/or by the portion of any deficit in the 2004 NPBT, if any, allocated to Purchase Price No. 2 under Section 4.1(e).

4.3       Payment of  the  Purchase  Price  for  Purchased  Assets  No.  1.
          -----------------------------------------------------------------

          Subject to the conditions, covenants, representations and warranties hereof, at Closing, Purchaser No. 1 shall deliver:

          (a) By certified or bank cashier's check or by wire transfer to Seller, the amount of Three Hundred Twenty Thousand Dollars ($320,000.00).

          (b) By certified or bank cashier's check or by wire transfer to Lindhorst & Dreidame Co., LPA, the amount of One Hundred Fifty-Four Thousand Eight Hundred Fifty-Six Dollars ($154,856.00), which is the sum of Forty Thousand Dollars ($40,000.00) (amount withheld from cash at Closing) and One Hundred Fourteen Thousand Eight Hundred Fifty-Six Dollars ($114,856.00) , which amount is an advance payment by Purchaser No. 1 to Seller of the amount projected in good faith by the parties to be owed by Purchaser No. 1 to Seller pursuant to the provisions of Section 4.1(d), which advance payment shall be credited against the amount ultimately determined to be owed to Seller by Purchaser No. 1 and Purchaser No. 2, to the extent applicable, pursuant to provisions of Section 5.1 upon the conclusion of the determination of the Net Asset Amount No. 1 and the Net Asset Amount No. 2.

          (c) The remaining sum of Four Hundred Thousand Dollars ($400,000.00) shall be payable to Seller pursuant to the terms of Purchaser No. 1's Subordinated Promissory Note in the form attached hereto as Exhibit C. The note shall bear interest at the prime rate of Chase Manhattan Bank as of the date of Closing. The principal of the note shall be payable in two (2) equal annual installments, with the first principal payment being due and payable on the first annual anniversary of the Closing, and the remaining principal payment being due and payable on the second annual anniversary date of the Closing. Interest on the unpaid principal balance of the note shall be paid quarterly with the first interest payment being due and payable ninety (90) days from Closing. Such note and all obligations of Purchaser No. 1 thereunder will be subordinated and made junior in right of payment to the extent and in the manner provided in a Subordination Agreement to be executed between GE Commercial Distribution Finance Corporation, formerly known as Deutsche Financial Services Company, as Administrative Agent for itself and other lenders, and Purchaser No. 1 and Seller in the form attached hereto as Exhibit D.

          (c)  The  Assumed  Liabilities No. 1 assumed or paid off under Section
               3.1.

4.4       Payment of  the  Purchase  Price  for  Purchased  Assets  No.  2.
          ----------------------------------------------------------------

          Subject to the conditions, covenants, representations and warranties hereof, at Closing, Purchaser No. 2 shall deliver:

          (a) By certified or bank cashier's check or by wire transfer to Seller, the amount of Eighty Thousand Dollars ($80,000.00)

          (b) By certified or bank cashier's check or by wire transfer to Lindhorst & Dreidame Co., LPA, the amount of Thirty-Eight Thousand Seven Hundred Fourteen Dollars ($38,714.00), which is the sum of Ten Thousand Dollars ($10,000.00) (amount withheld from cash at Closing) and Twenty-Eight Thousand Seven Hundred Fourteen Dollars ($28,714.00), which amount is an advance payment by Purchaser No. 2 to Seller of the amount projected in good faith by the parties to be owed by Purchaser No. 2 to Seller pursuant to the provisions of Section 4.1(d), which advance payment shall be credited against the amount ultimately determined to be owed to Seller by Purchaser No. 1 and Purchaser No. 2, to the extent applicable, pursuant to provisions of
               Section 5.1 upon the conclusion of the determination of the Net Asset Amount No. 1 and the Net Asset Amount No. 2.

          (c) The remaining sum of One Hundred Thousand Dollars ($100,000.00) shall be payable to Seller pursuant to the terms of Purchaser No. 2's Subordinated Promissory Note in the form attached hereto as Exhibit C-1. The note shall bear interest at the prime rate of Chase Manhattan Bank as of the date of Closing. The principal of the note shall be payable in two (2) equal annual installments, with the first principal payment being due and payable on the first annual anniversary of the Closing, and the remaining principal payment being due and payable on the second annual anniversary date of the Closing. Interest on the unpaid principal balance of the note shall be paid quarterly with the first interest payment being due and payable ninety (90) days from Closing. Such note and all obligations of Purchaser No. 2 thereunder will be subordinated and made junior in right of payment to the extent and in the manner provided in a Subordination Agreement to be executed between GE Commercial Distribution Finance Corporation, formerly known as Deutsche Financial Services Company, as Administrative Agent for itself and other lenders, and Purchaser No. 2 and Seller in the form attached hereto as Exhibit D-1. Purchaser No. 2's obligation under this Note and under the Agreement shall be guaranteed by Purchaser No. 1.

          (d)  The  Assumed  Liabilities No. 2 assumed or paid off under Section
               3.2.

4.5       Allocation  of  Purchase  Price.
          -------------------------------

          Purchase Price No. 1 to be paid to the Seller hereunder, including the liabilities assumed or paid by Purchaser No. 1 pursuant to Section 3.1, shall be allocated as set forth on Exhibit E attached hereto. Purchase Price No. 2 to be paid to the Seller hereunder, including the liabilities assumed or paid by Purchaser No. 2 pursuant to Section
          3.2, shall be allocated as set forth on Exhibit E-1 attached hereto. Seller, Purchaser No. 1, Purchaser No. 2 and each Member agree that each shall act in a manner consistent with such allocation in (a) filing Internal Revenue Form 8594; and (b) in paying sales and other transfer taxes in connection with the purchase and sale of assets pursuant to this Agreement.

4.6       Potential  Adjustment  to  Purchase  Price.
          ------------------------------------------

          Earn-Out  No.  1
          ----------------

          If the Net Profits Before Taxes ("NPBT") of Purchaser No. 1's and Purchaser No. 2's eServ Solutions Group Divisions during any of fiscal years 2004 (January 6, 2004 to January 5, 2005), 2005 and 2006 exceed the applicable NPBT Threshold for such year set forth below:

                         Fiscal Year 2004    -   $450,000.00
                         Fiscal Year 2005    -   $450,000.00
                         Fiscal Year 2006    -   $450,000.00

          Purchaser No. 1 and Purchaser No. 2 (according to the percentages set forth below) shall pay Seller, by bank check or wiring within ninety
          (90) days following the end of the fiscal year, an amount equal to 50% of the aggregate NPBT of Purchaser No. 1's and Purchaser No. 2's eServ Solutions Group Division in excess of the NPBT Threshold for the applicable year, subject to a cumulative limitation of Two Million Dollars ($2,000,000.00) during such aggregate period. Any NPBT shortfall in any year shall not be offset against any excess NPBT in any subsequent year(s) hereunder, it being the intent of the parties that the NPBT Threshold set forth herein shall apply to each applicable year separately, subject, however, to the cumulative limitation of Two Million Dollars ($2,000,000.00) during such aggregate period. Such cash payment by Purchaser No. 1 and Purchaser No. 2 shall be additional Purchase Price No. 1 and Purchase Price No. 2, in the proportions set forth below, which will be added to the good will allocation of Purchase Price No. 1 and Purchase Price No. 2. Purchaser No. 1 and Purchaser No. 2 shall pay their respective percentage of any amounts due hereunder, which percentage shall be predicated on the respective NPBT contribution made by each of their eServ Solutions Group Divisions to the computation set forth above.

          In  the  event  that  Seller  would  receive total consideration under
          Section 4.6 of Two Million Dollars ($2,000,000.00) during the applicable fiscal years set forth above, Purchaser No. 1 and Purchaser No. 2 agree to discuss in good faith the extension of Earnout No. 1 for the fiscal years 2007, 2008, and 2009 for up to an additional Two Million Dollars ($2,000,000.00) amount upon terms and conditions that the parties shall mutually agree upon. Nothing contained herein shall constitute an agreement to provide such additional earnout, but rather it is the intent of the parties to discuss in good faith the possible implementation and extension thereof based on all the facts and circumstances that exist at such time.

4.7       Potential  Adjustment  to  Purchase  Price.
          ------------------------------------------

          Earnout  No.  2.
          ---------------

          If the Gross Sales of Purchaser No. 1's eServ Solutions Group and Purchaser No.2's eServ Solutions Group Divisions in the aggregate during any of the fiscal years 2004 (January 6, 2004 to January 5, 2005), and 2005 (and subject to the satisfaction of a minimum NPBT
          Margin for such year as set forth below) exceed the applicable Gross Sales threshold for such year set forth below:

          Fiscal  Year  2004:
          -------------------

          Gross Sales greater than or equal to $20,000,000.00 but less than or equal to $25,000,000.00 = $200,000.00 cash; or

          Gross Sales greater than $25,000,000.00 but less than or equal to $30,000,000.00 = $400,000.00 cash; or

          Gross  Sales  greater  than  $30,000,000.00  =  $600,000.00  cash.

          Fiscal  Year  2005:
          -------------------

          Gross Sales greater than or equal to $25,000,000.00 but less than or equal to $30,000,000.00 = $200,000.00 cash; or

          Gross Sales greater than or equal to $30,000,000.00 but less than or equal to $35,000,000.00 = $400,000.00 cash; or

          Gross  Sales  greater  than  $35,000,000.00  =  $600,000.00  cash.

          Purchaser No. 1 and Purchaser No. 2 shall pay Seller, by bank check or wiring within ninety (90) days following the end of the fiscal year, the applicable amount, if any, that may have been earned above. Any Gross Sales shortfall in any year shall not offset any excess Gross Sales in any subsequent year hereunder, it being the intent of the parties that the Gross Sales threshold set forth herein shall apply to each applicable year separately. Notwithstanding anything contained herein to the contrary for fiscal year 2005, in addition to satisfying the applicable Gross Sales criteria, Purchaser No. 1 and Purchaser No. 2 eServ Solutions Group Divisions must also achieve a minimum of 2% NPBT Margin for any payments to be made under this section. Such cash payment by Purchaser No. 1 and/or Purchaser No. 2 shall be additional Purchase Price No. 1 and Purchase Price No. 2, which will be added to the goodwill allocation of Purchase Price No. 1 and Purchase Price No. 2 as applicable. Purchaser No. 1 and Purchaser No. 2 shall pay their respective percentage of any amounts due hereunder, which percentage shall be predicated on the respective "Gross Sales" contribution made by each of the eServ Solutions Group Divisions to the computation set forth above.

4.8       Operation of, and  Accounting for, Purchaser No. 1's and Purchaser No.
          ----------------------------------------------------------------------
          2's eServ Solutions Group Divisions and Procedure for Determination of
          ----------------------------------------------------------------------
          NPBT,  Gross  Sales  and  NPBT  Margin.
          --------------------------------------

          For purposes of this Agreement, the term "Purchaser No. 1's and Purchaser No. 2's eServ Solutions Group Divisions" shall be defined as Business No. 1 and Business No. 2 acquired from Seller by Purchaser No. 1 and Purchaser No. 2, respectively and any additions, expansions, growth or enhancements thereof that may occur after the date of this Agreement. For purposes of Sections 4.6 and 4.7, NPBT shall mean the Net Profits Before Taxes of Purchaser No. 1's and Purchaser No. 2's eServ Solutions Group Divisions. The NPBT shall be determined by the internally generated financial statements of Purchaser No. 1 and Purchaser No. 2 determined in accordance with Generally Accepted Accounting Principles, consistently applied. Provided, however, in determining NPBT for the applicable period, the following adjustments shall be made as follows:

               (i) For the period commencing on the earlier of the installation of the Astea (MAS and Accounting) System at Purchaser No. 1's and Purchaser No. 2's eServ Solutions Group Divisions, or January 6, 2004, through the end of Fiscal Year 2004, a 2% infrastructure fee and a .3% MDF royalty fee on gross sales by Purchaser No. 1's and Purchaser No. 2's eServ Solutions Group Divisions shall be made. The Parties shall exercise good faith and effectuate the implementation of said Astea Accounting System at Purchaser No. 1's and Purchaser No. 2's eServ Solutions Group Divisions.

               (ii) For  fiscal  years 2005 and 2006, the infrastructure fee and the MDF royalty fee included shall be in amounts agreed to, in good faith, by the parties based on the level of service and support being provided by Purchaser No. 1 and Purchaser No. 2 to its eServ Solutions Group Divisions, provided, however, that if the parties are unable to come to an agreement for the amount of the infrastructure fee and/or the MDF royalty fee for either of said fiscal years, the infrastructure fee shall be 2% and the MDF royalty fee shall be .3%.

              (iii) No  effect  should be given to any gain or loss attributable to any sale of assets or services by Purchaser No. 1's and/or Purchaser No. 2's eServ Solutions Group Divisions not in the ordinary course of business;

               (iv) No  effect  shall be given to items of income and expense or any purchase from any business of Purchaser from its other branches that is relocated to Purchaser No. 1's and Purchaser No. 2's eServ Solutions Group Divisions, unless it is mutually agreed upon by the parties to include such income and expense.

               (v) No effect shall be given to the increase in the amounts of depreciation, amortization or any other expense reduction taken on tangible or intangible assets of Purchaser No. 1 and/or Purchaser No. 2 if such increase is attributable to reevaluation of such assets incident to their acquisition pursuant to the terms of this Agreement.

               (vi) Any  payment  made to Seller pursuant to Sections 4.6 or 4.7 shall  not  be  charged  against  NPBT  for  any  year.

              (vii) Any  period  expense(s) resulting from and/or related to the sales/operations of Purchaser NO. 1's and Purchaser NO. 2's eServ Solutions Group Divisions that are identified or discovered following the date upon which the internally generated financial statements for the applicable period are closed, but before the NPBT objection period is final in accordance with the terms of this Section 4.8, which were not reflected in the applicable fiscal period, for whatever reason, yet should have been, shall be taken as an adjustment to the NPBT determination.

             (viii) Except  as  noted  above  with respect to the infrastructure fee and MDF royalty fee, no indirect income or expense allocations (such as overhead or other corporate allocations) shall be allocated to Purchaser No. 1's and Purchaser No. 2's eServ Solutions Group Divisions unless such items are reasonably calculated to contribute to the increase in profits of Purchaser No. 1's and Purchaser No. 2's eServ Solutions Group Divisions and are agreed to by the parties, it being the intent of the parties that Purchaser No. 1 and Purchaser No. 2 shall exercise utmost good faith with respect to allocations of income and expense to Purchaser No. 1's and/or Purchaser No. 2's eServ Solutions Group Divisions.

               (ix) It  is  anticipated  that  Seller's Des Moines, Iowa branch, consisting of one (1) employee will be integrated into Purchaser No. 1's and Purchaser No. 2's existing Seller's Des Moines, Iowa respective branches. Effect shall be given to any items of income and expense contributed by said employee which amount shall be determined during each applicable year by the good faith determination of the parties with respect to any contribution made by said individual employee or any future employees hired for the purpose of serving Purchaser No. 1's and Purchaser No. 2's eServe Solutions Group Divisions business in such area.

               (x) No effect shall be given to items of income and expense related to three (3) Purchase Orders that are to be taken into account for the Net Asset Amount No. 1 and Net Asset Amount No. 2 determinations to be made in Section 5.1.

          Notwithstanding anything contained herein to the contrary, Seller shall have the right to request MDF royalty fee relief for certain predetermined investment/special bid transactions that Purchaser No. 1's and Purchaser No. 2's eServ Solutions Group Divisions may enter into. Provided, however, any relief granted hereunder shall be in the sole discretion of Purchaser No. 1 and Purchaser No. 2. In the event Purchaser No. 1 and/or Purchaser No. 2 shall grant any MDF Royalty fee relief for one transaction, such consent shall not be a guarantee that Purchaser No. 1 or Purchaser No. 2 shall be required to approve any MDF royalty fee relief for any subsequent transaction.

          For purposes of Section 4.7, the term "Gross Sales" shall mean the Gross Sales of equipment, software and services by Purchaser No. 1's and Purchaser No. 2's eServ Solutions Group Divisions during the applicable period set forth above. In making said Gross Sales determinations, all gains and losses realized on the sale or other disposition of Purchaser No. 1's and Purchaser No. 2's eServ Solutions Group Divisions assets not in the ordinary course shall be excluded. All refunds, returns or rebates which are made during such period shall be subtracted along with all accounts receivable derived from such sales that are written off during such period in accordance with Purchaser No. 1's and Purchaser No. 2's accounting system. For purposes of Section 4.7, the term "NPBT Margin" shall mean the NPBT of Purchaser No. 1's and Purchaser No. 2's eServ Solutions Group
          Divisions divided by the Gross Sales of Purchaser No. 1's and Purchaser No. 2's eServ Solutions Group Divisions for the applicable period. In addition, the term "Gross Sales" and "NPBT Margin" shall not include any of the three (3) Purchase Orders set forth in Section
          5.1 to the extent those transactions are taken into account in determining the Net Asset Amount No. 1 and Net Asset Amount No. 2 determinations as set forth in Section 5.1.

          Within ninety (90) days after the end of each fiscal year or period described herein, Purchaser No. 1 and Purchaser No. 2 will deliver to Seller a copy of the report of NPBT, Gross Sales and NPBT Margin prepared by Purchaser No. 1 and Purchaser No. 2 for the subject period along with any supporting documentation reasonably requested by Seller. Within thirty (30) days following delivery to Seller of such report, Seller shall have the right to object in writing to the results contained in such determination. If timely objection is not made by Seller to such determination, such determination shall become final and binding for purposes of this Agreement. If timely objection is made by Seller to Purchaser No. 1 and Purchase No. 2 and Seller and Purchaser No. 1 and Purchaser No. 2 are able to resolve their differences in writing within thirty (30) days following the expiration of the thirty-day (30-day) period, then such determination shall become final and binding as it regards to this Agreement. If timely objection is made by Seller to Purchaser No. 1 and Purchaser No. 2 and Seller and Purchaser No. 1 and Purchaser No. 2 are unable to resolve their differences in writing within thirty (30) days following the expiration of the thirty-day (30-day) period, then all disputed accounting matters pertaining to the report shall be submitted to and reviewed by an arbitrator (the Arbitrator) which shall be an independent accounting firm selected by Purchaser No. 1 and Purchaser No. 2 and Seller. If Purchaser No. 1 and Purchaser No. 2 and Seller are unable to agree promptly on an accounting firm to serve as the Arbitrator, each shall select by no later than the 30th day following the expiration of the sixty-day (60-day) period, an accounting firm, and the two selected accounting firms shall be instructed to select promptly another independent accounting firm, such newly selected firm to serve as the Arbitrator. The Arbitrator shall consider only the disputed accounting matters pertaining to the determination and shall act promptly to resolve all disputed accounting matters, and its decision with respect to all disputed accounting matters shall be final and binding upon Seller and Purchaser. Expenses of the Arbitration shall be borne one-half (1/2) by Purchaser No. 1 and Purchaser No. 2 and one-half (1/2) by Seller. Each party shall be responsible for its own attorney and accounting fees. The resolution of any disputed legal matters pertaining to the report shall be subject to judicial review. If there is both a legal dispute and an accounting dispute regarding any of the determinations to be made hereunder and the legal dispute could impact the accounting dispute, the legal dispute shall be determined first and the parties shall adjust the timeline set forth herein for the resolution of the accounting dispute incident thereto.

          If Purchaser No. 1 and Purchaser No. 2 would sell substantially all of the assets of their respective eServ Solutions Group Division, Purchaser No. 1 and Purchaser No. 2 will require any acquirer to expressly assume and agree to perform the remaining portion of the earnout set forth in Sections 4.6 and 4.7 in the same manner and to the same extent that Purchaser No. 1 and Purchaser No. 2 would have been required to perform it if no such acquisition had taken place.

4.9       Certain  Closing  Expenses.
          --------------------------

          Except as set forth below, the Seller shall be responsible for and shall pay all federal, state and local sales tax (if any), documentary stamp tax and all other duties, or other like charges properly payable upon and in connection with the conveyance and transfer of the Purchased Assets No. 1 by the Seller to Purchaser No. 1 and the conveyance and transfer of the Purchased Assets No. 2 by the Seller to Purchaser No. 2.


                                       5.
                      CLOSING AND POST-CLOSING ADJUSTMENTS
                      ------------------------------------

5.1 Within sixty (60) days after the Closing Date (the Post Closing Date), Sellers Accountant will deliver to Purchaser No.1 and to Purchaser No. 2 copies of Pro Forma Balance Sheet No. 1 and Pro Forma Balance Sheet No. 2, respectively, prepared by Sellers Accountant along with any supporting documentation reasonably requested by Purchaser No. 1 or Purchaser No. 2 reflecting Net Asset Amount No. 1 and Net Asset Amount No. 2 as of the Closing which shall be defined as the total of the Purchased Assets No. 1 less the total of the Assumed Liabilities No. 1 relating to Business No. 1, as reflected on Pro Forma Balance Sheet No. 1 (the Net Asset Report No. 1) and the total of the Purchased Assets No. 2 less the total of the Assumed Liabilities No. 2 relating to Business No. 2, as reflected on Pro Forma Balance Sheet No. 2 (the Net Asset Report No. 2"). In addition, in making Net Asset Amount No. 1 and the Net Asset Amount No. 2 determinations, the Net Profit after taxes with a gross up factor of twenty percent (20%) added back (after taking into account all applicable expenses related thereto and tax affecting the transactions) for the three (3) Purchase Orders identified as McGraw Hill, Amerus, and NCS Pearson, shall be taken into account in making said determination. The Pro Forma Balance Sheet No. 1 and the Pro Forma Balance Sheet No. 2 shall be prepared using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments, estimations and methodologies as used in the preparation of the November 14, 2003 Pro Forma Balance Sheet No. 1 and the November 14, 2003 Pro Forma Balance Sheet No. 2. If the sum of the Net Asset Amount No. 1 and the Net Asset Amount No. 2 in the aggregate is less than zero, Purchase Price No. 1 and Purchase Price No. 2 shall be decreased on a dollar-for-dollar basis for any deficit. The amount of any deficit shall be paid to Purchaser No. 1 and

          Purchaser No. 2 in the proportions to be determined by the parties by certified or cashier's check. If the sum of the Net Asset Amount No. 1 and Net Asset Amount No. 2 in the aggregate is greater than zero (0), Purchase Price No. 1 and Purchase Price No. 2 shall be increased on a dollar-for-dollar basis for any increase. In the event such excess is greater than the advance payments made by Purchaser No. 1 and Purchaser No. 2 to Seller under Sections 4.3(b) and 4.4(b), any additional amount owing shall be paid immediately by Purchaser No. 1 and Purchaser No. 2 to Seller by certified or cashier's check or wire transfer on the date of the resolution of this determination. In the event the increase in Purchase Price No. 1 and Purchase Price No. 2 is less than the amount of the advance payments made under Sections 4.3(b) and 4.4(b) by Purchaser No. 1 and Purchaser No. 2 to Seller, the difference between the amount of the advance payment paid to Seller at Closing and the amount that Seller is entitled to pursuant to this provision shall be repaid to Purchaser No. 1 and Purchaser No. 2 by Seller from the escrow funds by certified or cashier's check or wire transfer on the date of the resolution of this determination. Within thirty (30) days following delivery to Purchaser No. 1 of Net Asset Report No. 1 and to Purchaser No. 2 of Net Asset Report No. 2, Purchaser No. 1 and Purchaser No. 2 shall have the right to object in writing to the results contained therein. If timely objection is not made by Purchaser No. 1 and/or Purchaser No. 2 to Net Asset Report No. 1 and/or Net Asset Report No. 2, as applicable, Net Asset Report No. 1 and Net Asset Report No. 2 shall become final and binding for purposes of this Agreement. If timely objection is made by Purchaser No. 1 and/or Purchaser No. 2 to Net Asset Report No. 1 and/or Net Asset Report No. 2, and the Seller and Purchaser No. 1 and/or Purchaser No. 2, as applicable, are able to resolve their differences in writing within fifteen (15) days following the expiration of such thirty (30) day period, then Net Asset Report No. 1 and/or Net Asset Report No. 2, as resolved, shall become final and binding as it relates to this Agreement. If timely objection is made by Purchaser No. 1 and/or Purchaser No. 2, as applicable, to Net Asset Report No. 1 and/or Net Asset Report No. 2 and/or Seller and Purchaser No. 1 and/or Purchaser No. 2, as applicable, are unable to resolve their differences in writing within such fifteen (15) day period, then all disputed accounting matters pertaining to Net Asset Report No. 1 and/or Net Asset Report No. 2 shall be submitted to and reviewed by an arbitrator (the Arbitrator) which shall be an independent accounting firm selected by the Seller and Purchaser No. 1 and/or Purchaser No. 2, as applicable. If Purchaser No. 1 and/or Purchaser No. 2, as applicable, and the Seller are unable to agree promptly on the accounting firm to serve as the Arbitrator, each shall select by not later than the seventh (7th) day following the expiration of the Net Asset Report No. 1 and Net Asset Report No. 2 objection period, an accounting firm, and each selected accounting firm shall be instructed to jointly select promptly another independent accounting firm, such third accounting firm shall serve as the Arbitrator. The Arbitrator shall consider only the disputed accounting matters pertaining to the determination and shall act promptly and fairly to resolve all disputed accounting matters and its decision with respect to all disputed accounting matters shall be final and binding upon the Seller, Purchaser No. 1 and Purchaser No. 2, as applicable. The expenses of the arbitration shall be borne one-half (1/2) by Purchaser No. 1 and/or Purchaser No. 2, as applicable, and one-half (1/2) by the Seller. Each party shall be responsible for its own attorney and accounting fees. The resolution of any disputed legal matters pertaining to the Net Asset Report No. 1 and/or Net Asset Report No. 2 shall be subject to judicial review. If there is both a legal dispute and an accounting dispute regarding the Net Asset Report No. 1 and/or the Net Asset Report No. 2 and the legal dispute could impact the accounting dispute, the legal dispute shall be determined first and the parties shall adjust the timeline set forth herein for the resolution of the accounting dispute incident thereto.

5.2 Within ninety (90) days of the close of the 2004 fiscal year (January 6, 2004 - January 5, 2005), Purchaser No. 1 and Purchaser No. 2 will deliver to Seller the determination of the 2004 NPBT, along with any supporting documentation reasonably requested by Seller. The 2004 NPBT shall be prepared in accordance with generally accepted accounting principles consistently applied subject to the adjustments set forth in Section 4.8 regarding the determination of NPBT for the fiscal year 2004 for earnout purposes. Thirty (30) days following delivery of such report, both parties shall have the right to object in writing to the results contained in such determinations. If timely objection is not made by either party to such determination, such determination shall become final and binding. If timely objection is made by any party and the parties are able to resolve their differences in writing within fifteen (15) days following the expiration of the 2004 NPBT objection period, then such determination as resolved shall become final and binding as it relates to this Agreement. If timely objection is made by any party and Seller and Purchaser No. 1 and Purchaser No. 2 are unable to resolve their differences in writing within ten (10) days of the expiration of the 2004 NPBT objection period, then all disputed accounting matters relating to the report shall be submitted to, and reviewed by, an arbitrator according to the process and procedure set forth in Section 5.1 above. The expenses of arbitration shall be borne one-half by Purchaser No. 1 and Purchaser No. 2 and one-half by Seller. Each party shall be responsible for its own accounting and attorneys' fees. The resolution of any disputed legal issues pertaining to this determination shall be subject to judicial review. If there is both a legal dispute and an accounting dispute regarding the 2004 NPBT determination and the legal dispute could impact the accounting dispute, the legal dispute shall be determined first and the parties shall adjust the timeline set forth herein for the resolution of the accounting dispute incident thereto. Any net reduction in Purchase Price No. 1 and Purchase Price No. 2 shall be made in the manner set forth in Section 4.1(e). In making the 2004 NPBT determination, no effect shall be given to any of the three (3) Purchase Orders that are to be taken into account in the Net Asset No. 1 and Net Asset No. 2 determination set forth in Section 5.1.


                                       6.
                              EMPLOYMENT AGREEMENTS
                              ---------------------

6.1       Employment  Agreements  of  Shareholders.
          ----------------------------------------

          At Closing, Purchaser No. 1 shall enter into respective Employment Agreements with T. Baldwin and P. Sherman. Copies of said Employment Agreements are attached hereto and made a part hereof as Exhibits F and F-1.

                                       7.
                       COVENANT NOT TO COMPETE AGREEMENTS
                       ----------------------------------

7.1       Covenant  Not  to  Compete  Agreements  of  Seller  and  Members.
          ----------------------------------------------------------------

          At Closing, Seller and each Member shall enter into Non-Competition Agreements with Purchaser No. 1 and Purchaser No. 2. Copies of said Non-Competition Agreements are attached hereto and made a part hereof as Exhibits G, G-1 and G-2.


                                       8.
                                 BULK SALES ACT
                                 --------------

8.1       Compliance  with  Bulk  Sales  Act.
          ----------------------------------

          Purchaser No. 1 and Purchaser No. 2 waive compliance with the provisions of any applicable bulk sales law and the Seller agrees to indemnify and hold harmless Purchaser No. 1 and Purchaser No. 2 from any liability incurred as a result of the failure to so comply, except to liabilities explicitly assumed hereunder by Purchaser No. 1 and/or Purchaser No. 2.


                                       9.
                   ASSIGNMENTS OF SUBLEASE AND LEASE AGREEMENT
                   -------------------------------------------

9.1       Assignment  of  Sublease  Agreement.
                          -------------------

          As a condition of the Closing of this Agreement, Seller shall assign all its right, title and interest under a Sublease Agreement by and between Seller and eServe, L.L.C. A copy of said Assignment of Sublease is attached hereto as Exhibit H. The Consent of the underlying Landlord of eServe, L.L.C. and of eServ, L.L.C., as Sublessor shall be obtained as reasonably after Closing as possible.

9.2       Assignment  of  Lease  Agreement.
          ---------------------------------

          As a condition of the Closing of this Agreement, Seller shall assign all its right, title and interest under a Lease to Purchaser relating to its Des Moines, Iowa location. A copy of said Assignment of Lease is attached hereto as Exhibit H-1. The Consent of the underlying Landlord shall be obtained as reasonably soon after Closing as possible.

                                      10.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                            OF SELLER AND EACH MEMBER
                            -------------------------

          Except as set forth in the Disclosure Schedule attached hereto, Seller and Members, jointly and severally, represent and warrant to Purchaser No. 1 and Purchaser No. 2 that the following statements are true and correct as of the date hereof.

10.1      Organization, Good  Standing,  Qualification  and  Power  of  Seller.
          --------------------------------------------------------------------

          (a) Seller is a domestic limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois and has the power and authority to own, lease and operate the Purchased Assets No. 1 and Purchased Assets No. 2 and to conduct Business No. 1 and Business No. 2 currently being conducted by it. Seller is duly qualified and validly existing in Illinois and in good standing in each of the other jurisdictions in which it is required by the nature of its business or the ownership of its properties to so qualify. Seller has no subsidiaries. The Disclosure Schedule correctly lists, with respect to Seller, each jurisdiction in which it is qualified to do business as a foreign company.

10.2      Capitalization.
          --------------

          (a) The outstanding capitalization of Seller consists solely of membership interests of which 100% is currently owned by the Members, in the aggregate. All outstanding membership interests of Seller have been fully paid for and are nonassessable and have not been issued in violation of the preemptive rights of any person. Except as set forth in the Disclosure Schedule, Seller is not obligated to issue or acquire any membership interests, nor has it granted options or any similar rights with respect to any of its membership interests.

10.3      Authority  to  Make  Agreement.
          ------------------------------

          The Seller and each Member have the full legal power and authority to enter into, execute, deliver and perform their respective obligations under this Agreement and each of the other agreements, instruments and other instruments to be delivered incident hereto ("Other Seller Documents"). This Agreement and the Other Seller Documents have been duly and validly executed and delivered by Seller and the Members, and are the legal and binding obligation of each of them, enforceable in accordance with their respective terms, subject to principles of equity, bankruptcy laws, and laws affecting creditors' rights generally. The Seller has taken all necessary action (including action by the Members in their capacity as Members and Managers incident to its Operating Agreement) to authorize and approve the execution and delivery of this Agreement and the Other Seller Documents, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby.

10.4      Existing  Agreements,  Governmental  Approvals  and  Permits.
          ------------------------------------------------------------

          (a) The execution, delivery and performance of this Agreement and the Other Seller Documents by the Seller and each Member, the sale, transfer, conveyance, assignment and delivery of the Purchased Assets No. 1 to Purchaser No. 1 and Purchased Assets No. 2 to Purchaser No. 2 as contemplated in this Agreement, and the consummation of the other transactions contemplated thereby: (i) do not violate any provisions of law, statute, ordinance or regulation applicable to the Seller, any Member or the Purchased Assets No. 1 and Purchased Assets No. 2, (ii) (except for any of Sellers secured creditors, if any, whose consents shall be obtained prior to Closing and except as set forth in the Disclosure Schedule), will not conflict with, or result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time or both) the Articles of Organization or Operating Agreement of Seller, or any indenture, mortgage, lease, deed of trust, or other instrument, contract or agreement or any license, permit, approval, authority, or any order, judgment, arbitration award, or decree to which Seller or any Member is a party or by which Seller or any Member or any of their assets and properties are bound (including, without limitation, the Purchased Assets No. 1 and/or the Purchased Assets No. 2, respectively), and (iii) will not result in the creation of any encumbrance upon any of the properties, assets, or the Business No. 1 or Business No. 2 of Seller or of any Member. Neither the Seller, nor any Member, nor any of their assets or properties (including, without limitation, the Purchased Assets No. 1 and/or the Purchased Assets No. 2, respectively) is subject to any provision of any mortgage, lease, contract, agreement, instrument, license, permit, approval, authority, order, judgment, arbitration award or decree, or to any law, rule, ordinance, or regulation, or any other restriction of any kind or character, which would prevent Seller or any Member from entering into this Agreement or any of the Other Seller Documents or from consummating the transactions contemplated thereby.

          (b) Neither the Seller nor any Member are a party to, subject to or bound by any agreement, judgment, award, order, writ, injunction or decree of any court, governmental body or arbitrator which would prevent the use by Purchaser No. 1 and/or Purchaser No. 2 of the Purchased Assets No. 1 and/or the Purchased Assets No. 2, respectively, in accordance with present practices of Seller after the Closing Date or which, by operation of law, or pursuant to its terms, would be breached, terminate, lapse or be subject to termination or default under (in each case whether with or without notice, the passage of time or both) upon the consummation of the transactions contemplated in this Agreement.

          (c) No approval, authority or consent of, or filing by Seller with, or notification to, any foreign, federal, state or local court, authority or governmental or regulatory body or agency or any person is necessary to authorize the execution and delivery of this Agreement or the Other Seller Documents by Seller or any Member, the sale, transfer, conveyance, assignment and delivery of the Purchased Assets No. 1 to Purchaser No. 1 and the Purchased Assets No. 2 to Purchaser No. 2, respectively, or the consummation of the other transactions contemplated thereby, or to continue the use and operation of the Purchased Assets No. 1 by Purchaser No. 1 and the Purchased Assets No. 2 by Purchaser No. 2, respectively by Purchaser after the Closing Date.

10.5      Financial  Statements.
          ---------------------

          (a) Copies of the Financial Statements have been delivered to Purchaser No. 1 and Purchaser No. 2. Each of the Financial Statements are true and complete in all material respects and were prepared in a manner consistent with the Companys historical practices throughout the periods indicated and fairly present in all material respects the financial condition and operations of Seller as of the respective dates thereof and the results of its operations and changes in financial position for the respective periods then ended.

          (b) Except to the extent reflected, reserved against, or disclosed on Pro Forma Balance Sheet No. 1 and/or Pro Forma Balance Sheet No. 2, or the Financial Statements, or the Disclosure Schedule, Seller had, as of such date, no material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, including without limitation, unfunded pension or other retirement plan liabilities and tax liabilities whether or not incurred in respect of or measured by the Seller's income, for any period prior to the date of said Financial Statements, or arising out of transactions entered into or any set of facts existing prior thereto. Except to the extent disclosed on the Disclosure Schedule, there exists no basis for the assertion against Seller, as of the date of the Financial Statements or of Pro Forma Balance Sheet No. 1 and/or Pro Forma Balance Sheet No. 2, of any material liability of any nature or in any amount not fully reflected, reserved against, or disclosed in the Financial Statements or in Pro Forma Balance Sheet No. 1 and/or Pro Forma Balance Sheet No. 2.

10.6      Customers.
          ---------

          The Disclosure Schedule includes a correct list of the twenty (20) largest customers of Seller by sales in dollars for each of fiscal year 2002, and January through November of 2003, and the amount of business done by the Seller with each such customer for such periods. Except as disclosed on the Disclosure Schedule, to the Knowledge of Seller and the Members, none of such current customers of Seller will or intend to (a) cease doing business with Seller; or (b) materially alter the level of business activity they are presently doing with Seller (subject to any fluctuations due to any special rolloutsthat may have occurred in fiscal year 2003); or (c) not do business with the Purchaser No. 1 and/or Purchaser No. 2, as applicable, after the Closing.


10.7      Intangible  Property.
          --------------------

          The Disclosure Schedule includes an accurate list and summary description of all patents, franchises, distributorships, registered and unregistered trademarks, trade names and service marks, licenses, brand names and company lists and all applications for the foregoing, presently owned and/or held (as a licensee or otherwise) by the Seller. The Seller is not a licensor in respect to any patents, trade secrets, inventions, shop rights, know-how, trademarks, trade names, copyrights, or applications therefore. The Disclosure Schedule contains an accurate and complete description of such intangible property and the items of all licenses and other agreements relating thereto. All of the above-mentioned intangibles used in the Sellers Business No. 1 and/or Sellers Business No. 2 are the sole property of the Seller and do not require the consent of or consent to any other person as a condition to their use or the transaction provided for herein and do not infringe upon the rights of others.

10.8      Significant  Agreements.
          -----------------------

          The Disclosure Schedule contains an accurate and complete list of all contracts, agreements, licenses, instruments and understandings (whether or not in writing) to which Seller is a party or is bound and that are material to the assets, financial condition or results of operations of the Seller. Without limiting the generality of the foregoing, such list includes all such contracts, agreements, licenses and instruments:

          (a) Providing for payments of more than Five Thousand Dollars ($5,000.00) per year, other than purchase orders incurred in the ordinary course of business;

          (b) Providing for the extension of credit other than consistent with normal credit terms described in the Disclosure Schedule;

          (c) Limiting the ability of the Seller to conduct Business No. 1 or Business No. 2 or any other business or to otherwise compete in its or any other business, including as to manner or place;

          (d) Providing for a guarantee or indemnity by Seller, including but not limited to any indemnification provided under any asset purchase agreement, stock purchase agreement, or other transaction that Seller is a party to;

          (e)  With  any  Affiliate  of  Seller;

          (f) With any labor union or employees' association connected with Sellers Business No. 1 and/or Sellers Business No. 2;

          (g) For the employment or retention of any director, officer, employee, agent, member, consultant, broker or advisor of Seller or any other contract between Seller and any director, officer, employee, agent, shareholder, consultant or advisor which does not provide for termination at will by Seller without further cost or other liability to Seller as of or at any time after the Closing;

          (h) In the nature of a profit sharing, bonus stock option, stock purchase, pension, deferred compensation, retirement, severance, hospitalization, insurance or other plan or contract providing benefit to any person or former director, officer, employee, agent, member, consultant, broker or advisor of Seller, or such person's dependents, beneficiaries or heirs;

          (i) In the nature of an indenture, mortgage, promissory note, loan or credit agreement or other contract relating to the borrowing of money or a line of credit by Seller or relating to the direct or indirect guarantee or assumption by Seller of obligations of others;

          (j) Leases or subleases with respect to any property, real, personal or mixed, in which Seller is involved, as lessor or lessee; and

          (k) Distributorship Agreement(s) or License Agreement(s) with respect to any property which Seller has entered into as licensor.

          True and correct copies of all items so disclosed in the Disclosure Schedule (if written) have been provided or made available to Purchaser No. 1 and/or Purchaser No. 2. Each of such items listed, or required to be listed, is a valid and binding obligation of the parties thereto enforceable in accordance with its terms, subject to principles of equity, bankruptcy laws, and laws affecting creditors' rights generally, and there have been no material defaults or to Seller Knowledge claims of material default by Seller and to Sellers Knowledge, there are no facts or conditions that have occurred or that are anticipated to occur which, through the passage of time or the giving of notice, or both, would constitute a default by Seller, or would cause the acceleration of any obligation of any party thereto or the creation of an Encumbrance upon any asset of Seller. There are no material oral contracts, agreements or understandings made by any Member, material to Purchased Assets No. 1 or Purchased Assets No. 2, except such as have been disclosed in the Disclosure Schedule and for which an accurate summary description has been provided.

10.9      Inventory.
          ---------

          Except as specifically described on the Disclosure Schedule, all inventory is reflected on the November 14, 2003 Pro Forma Balance Sheet, and at the Closing Date will consist of items of quality and quantity which are usable or saleable in the ordinary course of business of Seller in the conduct of Business No. 1 and/or Business No. 2, and items of below standard quality and items not usable or saleable in the ordinary course of Sellers business have been written down in value in accordance with good business practices to estimated net realizable market value or adequate reserves have been provided therefor. The values at which the inventory is carried on the list attached to the Disclosure Schedule reflect the normal valuation policy of Seller. Except as set forth on the Disclosure Schedule, since November 14, 2003, the inventory of Seller has been maintained at normal and adequate levels for the continuation of the Business No. 1 and/or Business No. 2 in its normal course. No change has occurred in such inventory which affects or will affect the usability or salability thereof, no write-downs or write-offs of the value of such inventory has occurred and no additional amounts have been reserved with respect to such inventories except in each case those adjustments made in the ordinary course of business. The Disclosure Schedule lists the location of all inventory together with a brief description of the type and amount at each location.

10.10     Accounts  Receivable  and  Vendor  Receivables.
          ----------------------------------------------

          All accounts receivable and vendor receivables of the Seller which have arisen in connection with Business No. 1 and/or Business No. 2 or otherwise and which are reflected on the Financial Statements and all receivables which have arisen since November 14, 2003 through the Closing shall have arisen only from bona fide transactions in the ordinary course of business and represent valid, collectible and existing claims, net of any reserve as reflected on the Pro Forma Balance Sheet No. 1 and/or the Pro Forma Balance Sheet No. 2. Subject to customer credit, the payment of each account and vendor receivable will not be subject to any known defense, counterclaim condition (other than Sellers performance in the ordinary course of business) whatsoever. The Disclosure Schedule hereto accurately lists, as of the Closing Date, all receivables arising out of or relating to Business No. 1 and/or Business No. 2, the amount owing and aging of such accounts receivable, the name of the party from whom such account receivable is owing, any security in favor of any Seller for the repayment of such account receivable which Seller purports to have. Seller has made available to Purchaser No. 1 and Purchaser No. 2 complete and correct copies of all instruments, documents and agreements evidencing such accounts receivable and of all instruments, documents or agreements (if any) creating security therefore.

10.11     Taxes.
          -----

          Except as to Taxes not yet due and payable, and except for Taxes the payment of which is being diligently contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles, and except as set forth in the Disclosure Schedule, Seller has filed all Tax Returns that are now required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon them, or their property, including unemployment, social security and similar taxes; and all of such Taxes have been either paid or adequate reserves or other provision has been made therefor. Seller and each Member shall pay, without right of reimbursement from Purchaser No. 1 and/or Purchaser No. 2, all of Sellers and any Members income Taxes, including any interest and penalties thereon, that relate to the activities of Seller through the Closing including this transaction, as due.

10.12     Title  to  Purchased  Assets;  Encumbrances.
          -------------------------------------------

          (a) With respect to Purchased Assets No. 1 and Purchased Assets No. 2 sold, at the Closing Seller shall have good title to Purchased Assets No. 1 and/or Purchased Assets No. 2 owned by it being acquired by Purchaser No. 1 and/or Purchaser No. 2, respectively, and except for matters expressly set forth in Sections 3.1 or
               Section  3.2,  which

               Encumbrances, if any, upon Purchased Assets No. 1 and/or Purchased Assets No. 2 shall be removed at Closing, free and clear of all Encumbrances whatsoever; immediately after the transfer of Purchased Assets No. 1 being acquired by Purchaser No. 1 from Seller and Purchased Assets No. 2 being acquired by Purchaser No. 2 from Seller, Purchaser No. 1 will own all of said Purchased Assets No. 1 and Purchaser No. 2 will own all of said
               Purchased Assets No. 2, free and clear of all Encumbrances whatsoever, whether perfected or unperfected; and, by way of illustration but not limitation, there are not any unpaid taxes, assessments or charges due or payable by Seller to any federal, state or local agency, or any obligations or liabilities or any unsatisfied judgments against, or, to Seller's Knowledge, any litigation or proceedings pending or threatened against Seller by any of Seller's employees, clients, customers, creditors, suppliers, or any other party (nor state of facts for any such obligation, liability, litigation or proceeding), that could become a claim, obligation, liability, lien or other charge of or against Purchaser No. 1, Purchaser No. 2, or Purchased Assets No. 1 or Purchased Assets No. 2. To Sellers Knowledge, all of Seller's tangible and other operating assets used in Business No. 1 and/or Business No. 2 which are being sold hereunder to Purchaser No. 1 and/or Purchaser No. 2, respectively, are, in all material respects, in good operating condition and repair, free of all structural, material or mechanical defects and conform with all applicable laws and regulations.

          (b) Except as otherwise specifically set forth herein, Seller is not a party to any contract, agreement, lease or commitment that would result in any claim, obligation, liability, lien or other charge against Purchaser No. 1 and/or Purchaser No. 2 or Purchased Assets No. 1 or Purchased Assets No. 2, and Purchaser No. 1 and Purchaser No. 2 are not obligated to assume the obligations under any contract, agreement, lease or commitment of Seller, except as specifically set forth herein.

10.13     Pending  Actions.
          ----------------

          Seller has not been served with or received notice of any actions, suits, arbitrations, OSHA, EPA or other governmental violations, or any other proceedings or investigations, either administrative or judicial, strikes, lockouts or NLRB charges or complaints ("Actions and Disputes"). Except as shown on the Disclosure Schedules, there are no Actions or Disputes pending or, to the best of Sellers knowledge, threatened against or affecting (directly or indirectly) Seller or its property or assets nor, to Sellers Knowledge, are there any facts or conditions which exist which would give rise to any such Actions or Disputes which, if determined adversely to Seller, would have a material adverse effect upon Sellers Business No. 1 and/or Sellers Business No. 2.

10.14     Insurance.
          ---------

          The Disclosure Schedule contains an accurate and complete listing (showing type of insurance, amount, insurance company, annual premium and special exclusions) of all policies of fire, liability, worker's compensation and other forms of insurance owned or held by Seller. All such policies are in full force and effect; are sufficient for compliance with all requirements of law and of all agreements to which Seller is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of Seller and will remain in full force and effect through the Closing. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the properties and assets of Seller by any Board of Fire Underwriters or other body exercising similar functions or by any Governmental Entity requiring or recommending any repairs or other work to be done on or with respect to any of the properties and assets of Seller or requiring or recommending any equipment or facilities to be installed on or in connection with any of the properties or assets of Seller.

10.15     Status  of  Business.
          --------------------

          (a) Since November 15, 2003, Business No. 1 and Business No. 2 of the Seller have been operated only in the ordinary course, and, except as set forth in the Disclosure Schedule, there has not been with respect to Business No. 1 and/or Business No. 2:

               (i) Any material change in its condition (financial or other), assets, liabilities, obligations, business or earnings, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse;

               (ii) Any material liability or obligation incurred or assumed, or any material contract, agreement, arrangement, purchase order, lease (as lessor or lessee), or other commitment entered into or assumed, on behalf of Business No. 1 and/or Business No. 2, whether written or oral, except in the ordinary course of business;

              (iii) Any  purchase  or sale of material assets in anticipation of this Agreement, or any purchase, lease, sale, abandonment or other disposition of material assets, except in the ordinary course of business;

               (iv) Any  waiver  or  release  of any material rights, except for rights  of  nominal  value;

               (v) Any cancellation or compromise of any material debts owed to Seller or material claims known by Seller against another person or entity, except in the ordinary course of business;

               (vi) Any  damage or destruction to or loss of any physical assets or  property  of  Seller  which materially adversely affects
                    Business No. 1 and/or Business No. 2 or any of the properties of Seller (whether or not covered by insurance);

              (vii) Any  material  changes  in  the  accounting  practices, depreciation or amortization policy or rates theretofore adopted by Seller, or any material revaluation or write-up or write-down of any of their assets;

             (viii) Any  direct  or  indirect  redemption,  purchase  or  other acquisition for value by Seller of its shares or any agreement to do so;

               (ix) Any  material  increase in the compensation levels or in the method of determining the compensation of any of the Sellers officers, directors, agents, employees or members, or any bonus payment or similar arrangement with or for the benefit of any such person, any increase in benefits expense to Seller, any payments made or declared into any profit-sharing, pension, or other retirement plan for the benefit of employees of Seller, except in the ordinary course of business;

               (x) Any loans or advances between Seller and any Member or any family member or any associate or Affiliate of Seller or of any Shareholder;

               (xi) Any  material contract canceled or the terms thereof amended or any notice received with respect to any such contract terminating or threatening termination or amendment of any such contract;

              (xii) Any  transfer  or  grant  of  any  material rights under any leases, licenses, agreements, or with respect to any trade secrets or know-how;

             (xiii) Any  labor  trouble  or  employee  controversy  materially adversely affecting Business No. 1 and/or Business No. 2 or assets;

              (xiv) Any  distribution  on  or  in  respect of Sellers membership interests;  or

               (xv) The  incurring  of  any  funded  indebtedness  except in the ordinary  course  of  business.

          (b)  The  Seller  is  not:

               (i) in violation of any outstanding judgment, order, injunction, award or decree specifically relating to Business No. 1 and/or Business No. 2, or

               (ii) in  violation  of any federal, state or local law, ordinance or regulation which is applicable to Business No. 1 and/or Business No. 2, except where such violation does not have a materially adverse effect on Business No. 1 and/or Business No. 2.

               The Seller has all permits, licenses, orders, approvals, authorizations, concessions and franchises of any federal, state or local governmental or regulatory body that are material to or necessary in the conduct of Business No. 1 and/or Business No. 2, except where failure to have such permit, license, order, approval, authorization, concession or franchise does not have a materially adverse effect on Business No. 1 and/or Business

               No. 2. All such permits, licenses, orders, approvals, concessions and franchises are set forth on the Disclosure Schedule and are in full force and effect and there is no proceeding pending or, to the knowledge of Seller, threatened to revoke or limit any of them.

          (c) At the Closing, Seller shall have paid in full, to all employees of Business No. 1 and/or Business No. 2, all wages, salaries, commissions, bonuses, vacations and other direct compensation for all services performed by them. To Sellers Knowledge, Seller is in compliance in all material respects with all federal, state and local laws, ordinances and regulations relating to employment and employment practices at Business No. 1 and/or Business No. 2, and all employee benefit plans and tax laws relating to employment at Business No. 1 and/or Business No. 2. There is no unfair labor practice complaint against Seller relating to Business No. 1 and/or Business No. 2 pending before the National Labor Relations Board or similar agency or body and, to Sellers Knowledge, no condition exists that could give rise to any unfair labor practice complaint. There is no labor strike, dispute, slowdown or stoppage actually pending or, to Sellers Knowledge, threatened against or involving Business No. 1 and/or Business No. 2. Seller has no labor contracts or collective bargaining agreements with respect to any of its employees.

          (d) No claim, litigation, action, investigation or proceeding is pending or, to the Knowledge of Seller, threatened, and no order, injunction or decree is outstanding, against or relating to Business No. 1 or Business No. 2 or their respective assets, and Seller does not know of any information which could result in such a claim, litigation, action, investigation or proceeding, which, if determined adversely to Seller, would have a material effect upon Seller's Business No. 1 or Business No. 2.

10.16     Environmental  Laws.
          -------------------

          (a) To Sellers Knowledge, the real estate location(s) which are leased by Seller, (Real Estate) have not been used or operated in any fashion involving producing, handling and disposing of chemicals, toxic substances, wastes and effluent materials, x-rays or other materials or devices in material violation of any laws, rules, regulations or orders, and to the best of Sellers Knowledge, the Real Estate is in material compliance with applicable laws, regulations, ordinances, decrees and orders arising under or relating to health, safety, and environmental laws and regulations, including without limitation the Federal Occupation and Safety Health Act, 29 U.S.C. 651, et seq.; Federal Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901, et seq.; Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601, et seq.; the Federal Clean Air Act, 42 U.S.C. 2401, et seq.; the Federal Clean Water Act, 33 U.S.C. 1251, et seq.; and all state and local laws that correspond therewith or supplement such laws.

          (b) To Sellers Knowledge, the Real Estate has not been operated, in violation of any laws, rules, regulations or orders, so as to involve or create any surface impoundments, incinerators, land fills, waste storage tanks, waste piles, or deep well injection systems or for the purpose of storage, treatment or disposal of a hazardous waste as defined by RCRA or hazardous substance, pollutant or contaminate as defined by CERCLA and, to Sellers Knowledge, no acts have been committed that would make the Real Estate or any part thereof subject to remedial action under RCRA or CERCLA or corresponding state or local laws.

          (c) To the best of Sellers Knowledge, there have not been, are not now and as of the Closing Date, there will be no solid waste, hazardous waste, hazardous substance, toxic substance, toxic chemicals, pollutants or contaminants, underground storage tanks, purposeful dumps, or accidental spills in, on or about the Real Estate or any of the assets of Seller, whether real or personal, owned or leased, or stored on any real property owned or leased by Seller or by Seller's lessees, licensees, invites, or predecessors in amounts sufficient to require any reporting obligations under any applicable environmental laws, rules or regulations.

          (d) Seller is not engaged in, and to Sellers Knowledge is not threatened with any litigation, or governmental or other proceeding which may give rise to any claim against the Real
               Estate. Specifically, there are no pending suits, charges, actions, governmental investigations, or other proceedings, involving, directly or indirectly without limitation, the laws, statutes and regulations set forth in subsection (a), above, whether initiated by a third party or by Seller and there are none, to Sellers Knowledge, threatened against or relating to or involving the Real Estate or the transactions contemplated by this Agreement. To Sellers Knowledge, Seller is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

          (e) The Disclosure Schedule will list all waste disposal sites, dump sites and other areas either on the Real Estate or offsite at which hazardous or toxic waste generated by Seller has been disposed (in each case identifying such waste) and it will specifically identify each such site or area which is or has been included in any published federal, state or local (domestic or foreign) superfund or other list of hazardous or toxic waste sites or areas.

          (f) To Sellers Knowledge, Seller has obtained all permits, and licenses and other authorizations required by all environmental laws; and all of such permits, licenses and other authorizations are in full force and effect as of the date hereof. A true and correct list of all such permits, licenses and other authorizations is set forth in the Disclosure Schedule.

10.17     Certain  Employees
          ------------------

          (a) Each of the following is included in the list of agreements set forth in the Disclosure Schedule: all collective bargaining agreements, employment and consulting agreements, bonus plans, deferred compensation plans, employee pension plans or retirement plans, employee profit-sharing plans, employee stock purchase and stock option plans, hospitalization insurance, and other plans and arrangements providing for employee benefits of employees of the Seller.

          (b) The Disclosures Schedule contains a true, complete and accurate list of the following: the names, positions, and compensation of the present employees of Seller, together with a statement of the annual salary payable to salaried employees and a summary of the bonuses and description of agreements for additional compensation and other like benefits, if any, paid or payable to such persons for the period set forth in the Disclosure Schedule. Except as listed in the Disclosure Schedule, to Sellers Knowledge, all employees of the Seller are employees-at-will.

          (c) To Sellers Knowledge, Seller has no retired employees who are receiving or are entitled to receive any payments, health or other benefits from Seller.

10.18     Payments  to  Employees.
          -----------------------

          To Sellers Knowledge, accrued obligations of Seller relating to employees and agents of Seller, whether arising by operation of law, by contract, or by past service, for payments to trusts or other funds or to any governmental agency, or to any individual employee or agent (or his heirs, legatees, or legal representatives) with respect to unemployment compensation benefits, deferred compensation, profit sharing or retirement benefits, or social security benefits have been paid or accrued by Seller. To Sellers Knowledge, all obligations of Seller as an employer or principal relating to employees or agents, whether arising by operation of law, by contract, or by past practice, for vacation and holiday pay, bonuses, and other forms of compensation which are or may become payable to such employees or agents, have been paid or will be paid or accrued by Seller.

10.19     Change  of  Legal  Liability  Name.
          ----------------------------------

          At the Closing, the Seller, if requested by either Purchaser No. 1 and/or Purchaser No. 2, will adopt and file with the Secretary of State of Illinois an Amendment to the Articles of Organization of Seller changing the name of Seller to a name substantially dissimilar to eServe Solutions Group, L.L.C. and the Seller shall also execute a Consent for Use of Similar Name, as set forth in the Disclosure Schedule, granting to Purchaser consenting the use of the name of eServe Solutions Group.

10.20     Brokers  and  Finders.
          ---------------------

          Except as set forth in the Disclosure Schedule, no broker, finder or other person or entity acting in a similar capacity has participated on behalf of Seller in bringing about the transaction herein contemplated, or rendered any service with respect thereto or been in any way involved therewith.

10.21     Preservation  of  Organization.
          ------------------------------

          Except as set forth on the Disclosure Schedule, since November 14, 2003, the Seller has kept intact Business No. 1 and/or Business No. 2 and organization of the Seller; retained the services of all the Sellers material employees and agents, retained the Sellers arrangements with the manufacturers of the products distributed by Seller in the same manner as conducted prior to such date, and other than as contemplated by this Agreement, engaged in no transaction other than in the ordinary course of Sellers Business No. 1 and/or Business No. 2.

10.22     Absence  of  Certain  Business  Practices.
          -----------------------------------------

          Neither the Seller nor to the Sellers Knowledge, any officer, employee or agent of the Seller, nor any other Person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift, bribe, rebate or kickback or otherwise provide any similar benefit to any customer, supplier, governmental employee or any other Person who is or may be in a position to help or hinder the Seller or Business No. 1 and/or Business No. 2 (or assist Seller in connection with any actual or proposed transaction relating to Business No. 1 and/or Business No. 2 or any other business previously operated by Seller) (i) which subjected or might have subjected Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) which if not given in the past, might have had a material adverse effect on Business No. 1 and/or Business No. 2, (iii) which if not continued in the future, might have a material adverse effect on Business No. 1 and/or Business No. 2 or subject Seller to suit or penalty in any private or governmental litigation or proceeding, (iv) for any of the purposes described in Section 162(c) of the Code or (v) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

10.23     Suppliers.
          ---------

          The Disclosure Statement sets forth the names of and description of contractual arrangements (whether or not binding or in writing) with the ten (10) largest suppliers of the Seller by sales or services in dollars. Except as disclosed on the Disclosure Statement and assuming that Purchaser No.1 and/or Purchaser No. 2, as applicable, continues to conduct Business No. 1 and/or Business No. 2 in the ordinary course consistent with Sellers prior practices generally and specifically with respect to Sellers current suppliers, Seller has no direct knowledge that any of the current suppliers of the Seller will, or intend to, (a) cease doing business with Seller; or (b) materially alter the amount of business they are currently doing with Seller; or
          (c) not do business with Purchaser No. 1 and/or Purchaser No. 2 after the Closing.

10.24     Product  Liability  Claims.
          --------------------------

          To Sellers Knowledge, there are no material product liability claims against Seller, either potential or existing, which are not fully covered by product liability insurance coverage with a responsible company which, if determined adversely to Seller, would have a material adverse effect upon Sellers Business No. 1 and/or Business No. 2.

10.25     Employee  Benefit  Plans.
          ------------------------

          For the purposes of this Section 10.25, "Seller" shall include all persons who are members of a controlled group, a group of trades or businesses under common control, or an affiliated service group (within the meanings of Sections 414(b), (c) or (m) of the Code), of which Seller is a member.

          (a) The Employee Benefit Plans presently maintained by Seller or to which Seller has contributed within the past six (6) years, including any terminated or frozen plans which have not yet distributed all plan assets, are fully set forth in the Disclosure Schedule. For purposes of this provision, the term "Employee Benefit Plan" shall mean:

               (i) A Welfare Benefit Plan as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") established for the purpose of providing for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment (including any plan or program of severance pay), or vacation benefits, apprenticeship or other training programs, or day care centers, scholarship funds, or prepaid legal services, or any benefit described in Section 302(c) of the Labor Management Relations Act of 1947;

               (ii) An  Employee Pension Benefit Plan as defined in Section 3(2)
                    of ERISA established or maintained by Seller for the purpose of providing retirement income to employees or for the purpose of providing deferral of income by employees for periods extending to the termination of covered employment or beyond; and

              (iii) Any  other  plan  or  arrangement  not  covered by ERISA but which provides benefits to employees or former employees and results in an accrued liability on the part of Seller either by contract or by operation of law.

          (b) With respect to any such Employee Benefit Plans, the Seller represents and warrants that, to the best of Sellers Knowledge;

               (i) The Seller has not, with respect to any Employee Benefit Plans, engaged in any prohibited transaction, as such term is defined in Section 4975 of the Code or Section 406 of ERISA.

               (ii) The  Seller has, with respect to any Employee Benefit Plans, substantially complied with all reporting and disclosure requirements required by Title I, Subtitle B, Part 1 of ERISA.

              (iii) There  was  no accumulated funding deficiency (as defined in section 302 of ERISA and Section 412 of the Code) with respect to any Employee Pension Benefit Plan which is a defined benefit pension plan, whether or not waived, as of the last day of the most recent fiscal year of the plans ending prior to the date of this Agreement.

               (iv) Except as described on the Disclosure Schedule, there are no contributions due to any Employee Pension Benefit Plan for the most recent fiscal year of the plans ending prior to the date of this Agreement and the Sellers Financial Statements reflect any liability of Seller to make contributions to the Employee Pension Benefit Plans, and a pro rata portion of the contributions (including matching contributions) for the plan year on which the Closing Date occurs shall have been made on or prior to the Closing Date for the period ending on the Closing Date.

               (v) No material liability to the Pension Benefit Guaranty Corporation ("PBGC") has been asserted with respect to any Employee Pension Benefit Plan which is a defined benefit pension plan.

               (vi) There  has  been no reportable event as described in Section
                    4043(b) of ERISA since the effective date of Section 4043 of ERISA with respect to any Employee Pension Benefit Plan which is a defined benefit plan.

              (vii) Except  for  claims  for  benefits  by  participants  and beneficiaries in the normal course of events, to the best of Sellers knowledge, there are no claims, pending or threatened, by any individual or Governmental Entity, which, if decided adversely, would have a material adverse effect upon the financial condition of any Employee Benefit Plan, the plan administrator of any Employee Benefit Plan, or Seller.

             (viii) The  Seller  has  made  available  for inspection all annual reports for Seller filed on Internal Revenue Service ("IRS") Form 5500 or 5500C, all reports for Seller prepared by an actuary for the last three plan years, the plan and trust documents and the Summary Plan Description, as amended, for each Employee Benefit Plan and the last filed PBGC1 Form (if applicable) for each Employee Benefit Plan, with respect to any Employee Benefit Plans other than multi-employer plans (within the meaning of Section 3(37) of ERISA), and other reports filed with the PBGC during the last three plan years.

               (ix) Except as set forth on the Disclosure Schedule, all Employee
                    Pension Benefit Plans are intended to be qualified retirement plans under the Code. The IRS has issued, and Seller has made available for inspection, one or more determination letters with respect to the qualification of all such Employee Pension Benefit Plans stating that the IRS has made a favorable determination as to the qualification of such Plan under Section 401(a) of the Code, and that continued qualification of the Plan in its present form will depend upon its effect in operation. The time for adoption of any amendments required by changes in the Code since such determination letters were issued, or changes required by the IRS as a condition for continued qualification of such plans has not expired, or did not expire without such amendments being made. Such plans are now, and always have been, established in writing and maintained and operated in accordance with the plan documents, ERISA, the Code, and all other applicable laws. Except as described in the Disclosure Schedule, such Plans are now and always have been, established in writing and maintained and operated substantially in accordance with the plan documents, ERISA, the Code and all other applicable laws, in all material respects.

               (x) There is no liability arising from the termination or partial termination of any Employee Benefit Plan, except for liabilities as to which adequate reserves are reflected on the Financial Statements, and there exists no condition presenting a material risk of such liability.

               (xi) The Seller has timely made any contributions it is obligated to  make  to  any  multi-employer plan within the meaning of
                    Section 3(37) of ERISA. The Seller has no liability arising as a result of withdrawal from any multi-employer plan, no such withdrawal liability has been asserted and no such withdrawal liability will be asserted with regard to any withdrawal or partial withdrawal on or before the date of this Agreement.

10.26     Assets  Necessary  to  the  Business.
          ------------------------------------

          The Seller owns, leases or holds under license all assets and properties (tangible and intangible) necessary to carry on Business No. 1 and Business No. 2 and operations as presently conducted and as shown on the Financial Statements. Such assets and properties are all of the assets and properties necessary to carry on Sellers Business No. 1 and Business No. 2 as presently conducted and Members (other than through their ownership of membership interests in Seller and/or as set forth on the Disclosure Schedule) nor any member of his family owns or leases or has any interest in any assets or properties presently being used to carry on Business No. 1 or Business No. 2 of Seller.

10.27     Transactions  with  Affiliates.
          ------------------------------

          Except as disclosed on the Disclosure Schedule, there is no lease, sublease, contract, agreement or other arrangement of any kind whatsoever entered into by Seller and its Shareholders.

10.28     Territorial  Restrictions.
          -------------------------

          Except as described in the Disclosure Schedule, Seller is not restricted by any written agreement or understanding with any other Person from carrying on the Business No. 1 and/or Business No. 2 anywhere in the world. Neither Purchaser nor any of its Affiliates will, as a result of its acquisition of Purchased Assets No. 1 and/or Purchased Assets No. 2 become restricted in carrying on Business No. 1 and/or Business No. 2 anywhere in the world as a result of any contract or other agreement to which Seller is a party or by which it is bound.

10.29     Immigration  Compliance.
          -----------------------

          (a) Seller is in compliance with all applicable federal, state and local laws, rules, directives and regulations relating to the employment authorization of their respective employees (including, without limitation, the Immigration Reform and Control Act of 1986, as amended and supplemented, and Section 212(n) and 274A of the Immigration and Nationality Act, as amended and supplemented, and all implementing regulations relating thereto), and Seller has not employed nor is any such entity currently employing any unauthorized aliens (as such term is defined under 8 CFR 274a.1(a)).

          (b) Seller has not received any notice from the Immigration and Naturalization Service (the "INS") or the United States Department of Labor (the "DOL") of the disapproval or denial of any visa petition or entry permit pending before the INS or labor certification pending before the DOL on behalf of any employee or prospective employee of Seller.

          (c) Since the approval of each of their respective visa petitions, there has been no material change in the terms and conditions of employment of any employees of Seller.

          (d) Seller shall have delivered to Purchaser No. 1 and Purchaser No. 2 by the Closing Date true, accurate and complete copies of all visa petitions, entry permits and visa applications (and all supporting documents) submitted to the INS for all foreign employees and prospective foreign employees of Seller.

10.30     J.T.S.H.,  L.L.C.  Asset  Distribution,  Dissolution  and  Liquidation
          ----------------------------------------------------------------------
          Agreement  and  Asset  Transfer  Agreement  Between  eServ,  L.L.C.
          -------------------------------------------------------------------
          (engineering)  and  eServ  Solutions  Group,  L.L.C.
          ----------------------------------------------------

          Any distribution and/or transfer of any and all membership interests of Seller and/or any transfer of assets between eServ, L.L.C. and Seller and/or J.T.S.H., L.L.C. were made pursuant to proper legal and limited liability authority and that the Members so redeemed and/or the membership interest so acquired and the assets so transferred and/or acquired will result in no claims, demands, causes of action, damages or any other rights whatsoever against Seller arising out of or resulting from, directly or indirectly, any such transactions, other than as expressly set forth in this Agreement.

10.31     Disclosures.
          -----------

          None of the representations and warranties made by Seller and Members herein, or made in any certificate furnished or to be furnished by it, pursuant to the requirements of this Agreement, including any disclosures made in the Disclosure Schedule, contains or will contain any untrue statement of material fact or omits or will omit any material fact, an omission of which could, in light of the circumstances in which it was made, be misleading. Seller has no knowledge of any factors materially adversely affecting the future prospects of Seller's Business No. 1 and/or Business No. 2 which have not been disclosed in this Agreement and the Disclosure Schedule.


                                      11.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                     OF PURCHASER NO. 1 AND PURCHASER NO. 2
                     --------------------------------------

Purchaser No. 1 hereby represents and warrants to the Seller that the following statements are true and correct as of the date hereof, and shall be true and correct as of the Closing Date:

11.1      Organization, Good Standing and Power of Purchaser No. 1.
          --------------------------------------------------------

          (a) Purchaser No. 1 is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to execute, deliver and perform this Agreement and conduct Business No. 1 of the Seller currently conducted by the Seller in each of the jurisdictions in which the Seller currently conducts Business No. 1, which are the only jurisdictions where the failure to be so qualified by Purchaser No. 1 will have a material adverse effect on the business prospects or financial condition of Purchaser No. 1.

11.2      Status  of  Agreements.
          ----------------------

          (a) All requisite corporate action (including action of its Board of Directors) to approve, execute, deliver and perform this Agreement and each of the other agreements, instruments and other documents to be delivered by and on behalf of Purchaser No. 1 ("Other Purchaser No. 1 Documents") in connection herewith has been taken by Purchaser No. 1. This Agreement has been duly and validly executed and delivered by Purchaser No. 1 and constitutes the valid and binding obligation of Purchaser No. 1 enforceable in accordance with its terms. All Other Purchaser No. 1 Documents in connection herewith will, when executed and delivered, constitute the valid and binding obligation of Purchaser No. 1 enforceable in accordance with their respective terms.

          (b) No authorization, approval, consent or order of, or registration, declaration or filing with, any court, governmental body or agency or other public or private body, entity or person is required (except for providing Purchaser No. 1's primary lenders, GE Commercial Distribution Finance Corporation, formerly known as Deutsche Financial Services Company, et al, with a certificate prior to Closing certifying that this transaction is a permitted acquisition as defined in the Credit Facilities Agreement between the parties) in connection with the execution, delivery or performance of this Agreement or any Other Purchaser No. 1 Documents in connection herewith.

          (c) Neither the execution, delivery nor performance of this Agreement or any of the Other Purchaser No. 1 Documents in connection herewith does or will:

               (i) conflict with, violate or result in any breach of any judgment, decree, order, statute, ordinance, rule or regulation applicable to Purchaser No. 1;

               (ii) conflict  with,  violate  or  result  in  any  breach of any agreement or instrument to which Purchaser is a party or by which Purchaser No. 1 or any of Purchaser's assets or properties is bound, or constitute a default thereunder or give rise to a right of acceleration of an obligation of Purchaser No. 1; or

              (iii) conflict  with  or  violate any provision of the Articles of
                    Incorporation  or  By-Laws  of  Purchaser  No.  1.

11.3      Brokers  and  Finders.
          ---------------------

          No broker, finder or other person or entity acting in a similar capacity has participated on behalf of Purchaser No. 1 in bringing about the transaction herein contemplated, or rendered any service with respect thereto or been in any way involved therewith.

Purchaser No. 2 hereby represents and warrants to the Seller that the following statements are true and correct as of the date hereof.

11.4      Organization,  Good  Standing  and  Power  of  Purchaser  No.  2.
          ----------------------------------------------------------------

          (a) Purchaser No. 2 is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to execute, deliver and perform this Agreement and conduct Business No. 2 of the Seller currently conducted by the Seller in each of the jurisdictions in which the Seller currently conducts Business No. 2, which are the only jurisdictions where the failure to be so qualified by Purchaser No. 2 will have a material adverse effect on the business prospects or financial condition of Purchaser No. 2.

11.5      Status  of  Agreements.
          ----------------------

          (a) All requisite corporate action (including action of its Board of Directors) to approve, execute, deliver and perform this Agreement and each of the other agreements, instruments and other documents to be delivered by and on behalf of Purchaser No. 2 ("Other Purchaser No. 2 Documents") in connection herewith has been taken by Purchaser No. 2. This Agreement has been duly and validly executed and delivered by Purchaser No. 2and constitutes the valid and binding obligation of Purchaser No. 2 enforceable in accordance with its terms. All Other Purchaser No. 2 Documents in connection herewith will, when executed and delivered, constitute the valid and binding obligation of Purchaser No. 2 enforceable in accordance with their respective terms.

          (b) No authorization, approval, consent or order of, or registration, declaration or filing with, any court, governmental body or agency or other public or private body, entity or person is required (except for providing Purchaser No. 2's primary lenders, GE Commercial Distribution Finance Corporation, formerly known as Deutsche Financial Services Company, et al, with a certificate prior to closing certifying that the transaction is a permitted acquisition as defined in the Credit Facilities Agreement between the parties) in connection with the execution, delivery or performance of this Agreement or any Other Purchaser No. 2 Documents in connection herewith.

          (c) Neither the execution, delivery nor performance of this Agreement or any of the Other Purchaser No. 2 Documents in connection herewith does or will:

               (i) conflict with, violate or result in any breach of any judgment, decree, order, statute, ordinance, rule or regulation applicable to Purchaser No. 2;

               (ii) conflict  with,  violate  or  result  in  any  breach of any agreement or instrument to which Purchaser No. 2 is a party or by which Purchaser No. 2 or any of Purchaser's assets or properties is bound, or constitute a default thereunder or give rise to a right of acceleration of an obligation of Purchaser No. 2; or

              (iii) conflict  with  or  violate any provision of the Articles of
                    Incorporation  or  By-Laws  of  Purchaser  No.  2.

11.6      Brokers  and  Finders.
          ---------------------

          No broker, finder or other person or entity acting in a similar capacity has participated on behalf of Purchaser No. 2 in bringing about the transaction herein contemplated, or rendered any service with respect thereto or been in any way involved therewith.

11.7      Full  Disclosure.
          ----------------

          None of the representations and warranties made by Purchaser No. 1 herein contains or will contain, to the best of Purchaser No. 1's knowledge, any untrue statement of material fact or omits or will omit any material fact. None of the representations and warranties made by Purchaser No. 2 herein contains or will contain, to the best of Purchaser No. 2's knowledge, any untrue statement of material fact or omits or will omit any material fact.


                                      12.
                 SURVIVAL OF AND RELIANCE UPON REPRESENTATIONS,
                   WARRANTIES AND AGREEMENTS; INDEMNIFICATION
                   ------------------------------------------

12.1      Survival  of  Representations  and  Warranties.
          ----------------------------------------------

          The parties acknowledge and agree that all representations, warranties and agreements contained in this Agreement or in any agreement, instrument, exhibit, certificate, schedule or other document delivered in connection herewith, shall survive the Closing and continue to be binding upon the party giving such representation, warranty or agreement and shall be fully enforceable to the extent provided for in Sections 12.3 and 12.4 hereof, at law or in equity, for the period beginning on the date of Closing and ending three (3) years thereafter, except for the representations, warranties and agreements designated and identified in Sections 3.1, 3.2, 3.3, 3.4, 4.1, 4.2, 4.6, 4.7, 10.3, 10.11, 10.12, 10.13, 10.16, 11.2 and 11.5 which shall survive the Closing and shall terminate in accordance with the statute of limitations governing written contracts in the State of Illinois and Exhibits F and F-1, and Exhibits G, G-1, G-2 and Exhibits H and H-1, which shall terminate as provided therein.

12.2      Reliance Upon  and  Enforcement  of  Representations,  Warranties  and
          ----------------------------------------------------------------------
          Agreements.
          -----------
          (a) The Seller hereby agrees that, notwithstanding any right of Purchaser No. 1 and/or Purchaser No. 2 to fully investigate the affairs of Seller, and notwithstanding knowledge of facts determined or determinable by Purchaser No. 1 and/or Purchaser No. 2 pursuant to such investigation or right of investigation, Purchaser No. and/or Purchaser No. 2 have the right to rely fully upon the representations, warranties and agreements of Seller and the Members contained in this Agreement and upon the accuracy of any document, certificate or exhibit given or delivered to Purchaser No. 1 and/or Purchaser No. 2 pursuant to the provisions of this Agreement.

          (b) Purchaser No. 1 and/or Purchaser No. 2 hereby agree that, notwithstanding any right of Seller to fully investigate the affairs of Purchaser No. 1 and/or Purchaser No. 2, and notwithstanding knowledge of facts determined or determinable by Seller pursuant to such investigation or right of investigation, Seller have the right to rely fully upon the representations, warranties and agreements of Purchaser No. 1 and/or Purchaser No. 2 contained in this Agreement and upon the accuracy of any document, certificate or exhibit given or delivered to Seller pursuant to the provisions of this Agreement.

12.3      Indemnification  by  Seller  and  Members.
          -----------------------------------------

          Provided Purchaser No. 1 and/or Purchaser No. 2 make a written claim for indemnification against Seller and/or Members within any applicable survival period specified in Section 12.1, and subject to the limitations set forth in Section 12.7, the Seller and Members (jointly and severally), shall indemnify Purchaser No. 1 and/or Purchaser No. 2 against and hold them harmless from any and all loss, damage, liability or deficiency resulting from or arising out of:

          (i) any inaccuracy in or breach of any representation, warranty, covenant, or obligation made or incurred by Seller or the Members herein or in any other agreement, (including exhibits and schedules) or legal instrument delivered by or on behalf of Seller pursuant to the provisions of the Agreement;

          (ii) any imposition (including by operation of law) or attempted imposition by a third party upon Purchaser No. 1 and/or Purchaser No. 2 of any Excluded Liability of Seller which Purchaser No. 1 has not specifically agreed to assume pursuant to Section 3.1 of this Agreement and/or which Purchaser No. 2 has not specifically agreed to assume pursuant to Section 3.2 of this Agreement;

         (iii) any liability of Seller arising out of Sellers operation of Business No. 1 and/or Business No. 2, its ownership or use of the Purchased Assets No. 1 and/or Purchased Assets No. 2, or occupancy and use of the Real Estate prior to the Closing (except for any Assumed Liabilities No. 1 or Assumed Liabilities No. 2 described in Sections 3.1 and 3.2, respectively) or other obligation incurred by or imposed upon Purchaser No. 1 and/or Purchaser No. 2 resulting from the failure of the parties to comply with the provisions of any law relating to bulk transfers which may be applicable to the transaction herein contemplated;

          (iv) any and all costs and expenses (including reasonable legal and accounting fees) related to any of the foregoing.

          Except  as  otherwise  provided  in  this  Agreement,  nothing in this
          Section 12.3 shall be construed to limit the amount to which, or the time by which, by reason of offset or otherwise, that Purchaser No. 1 and/or Purchaser No. 2 may recover from Seller or any Member pursuant to this Agreement resulting from Seller's or any Members breach or violation of any representation, warranty, covenant or agreement contained herein.

          Any amounts to which Purchaser No. 1 and/or Purchaser No. 2, their successors or assigns, is entitled to indemnification pursuant to the provisions of this Section, shall first be offset against the amount payable to Seller against the subordinated promissory notes, then against any payments due under Section 4.6 and/or 4.7. Provided, however, the offset in any one year may not exceed the aggregate amount payable of principal and interest due on said applicable subordinated promissory notes for said year, and any amount, if any, payable under Section 4.6 or 4.7 for such year.

12.4      Indemnification  by  Purchaser  No.  1  and/or  Purchaser  No.  2.
          -----------------------------------------------------------------

          Provided Members and/or Seller make a written claim for indemnification against Purchaser No. 1 and/or Purchaser No. 2, as applicable, within any applicable survival period specified in Section 12 and subject to the limitation set forth in Section 12.8, Purchaser No. 1 and/or Purchaser No. 2, jointly and severally, shall indemnify Seller and each Member against and hold them harmless from any and all loss, damage, liability or deficiency resulting from or arising out of: (i) any Assumed Liabilities of Purchaser No. 1 or any Assumed Liabilities of Purchaser No. 2 , as applicable; (ii) any liability of Purchaser No. 1 and/or Purchaser No. 2 arising out of Purchaser No. 1's and/or Purchaser No. 2's operations subsequent to the Closing (except to the extent such liability is the result of a breach of a covenant or warranty of Seller hereunder); (iii) any inaccuracy in or breach of any representation, warranty, covenant or obligation made or incurred by Purchaser No. 1 and/or Purchaser No. 2, as applicable herein or in any other agreement, instrument, or document delivered by or on behalf of Purchaser No. 1 and/or Purchaser No. 2 pursuant to the provisions of this Agreement; and (iv) any and all related costs and expenses (including reasonable legal and accounting fees). Except as otherwise provided herein, nothing in this Section 11.4 shall be construed to limit the amount to which, or the time by which, by reason of offset or otherwise, that Seller may recover from Purchaser No. 1 and/or Purchaser No. 2 pursuant to this Agreement resulting from its breach or violation of any representation, warranty, covenant or agreement contained herein.

12.5      Notification  of  and  Participation  in  Claims.
          ------------------------------------------------

          (a) No claim for indemnification shall arise until notice thereof is given to the party from whom indemnity is sought. Such notice shall be sent within ten (10) days after the party to be indemnified has received notification of such claim, but failure to notify the indemnifying party shall in no event prejudice the right of the party to be indemnified under this Agreement, unless the indemnifying party shall be prejudiced by such failure and then only to the extent of such prejudice. In the event that any legal proceeding shall be instituted or any claim or demand is asserted by any third party in respect of which Seller/Members on the one hand, or Purchaser No. 1 and/or Purchaser No. 2, as applicable, on the other hand, may have an obligation to indemnify the other, the party asserting such right to indemnity (the "Party to be Indemnified") shall give or cause to be given to the party from whom indemnity is sought (the "Indemnifying Party") written notice thereof and the Indemnifying Party shall have the right, at its option and expense, to participate in the defense of such proceeding, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Party to be Indemnified, unless the Indemnifying Party irrevocably acknowledges in writing full and complete responsibility for and agrees to provide indemnification of the Party to be Indemnified, in which case such Indemnifying Party may assume such control through counsel of its choice and at its expense. In the event the Indemnifying Party assumes control of the defense, the Indemnifying Party shall not be responsible for the legal costs and expenses of the Party to be Indemnified in the event the Party to be Indemnified decides to join in such defense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such third party legal proceeding, claim or demand.

          (b) If the Party to be Indemnified is also the party controlling the defense, negotiation or settlement of any matter, and if the Party to be Indemnified determines to compromise the matter, the Party to be Indemnified shall immediately advise the Indemnifying Party of the terms and conditions of the proposed settlement. If the Indemnifying Party agrees to accept such proposal, the Party to be Indemnified shall proceed to conclude the settlement of the matter, and the Indemnifying Party shall immediately indemnify the Party to be Indemnified pursuant to the terms of Sections
               12.3 and 12.4 hereunder. If the Indemnifying Party does not agree within fourteen (14) days to accept the settlement (said 14-day period to begin on the first business day following the date such party receives a complete copy of the settlement proposal), the Indemnifying Party shall immediately assume control of the defense, negotiation or settlement thereof, at that Indemnifying Party's expense. Thereafter, the Party to be Indemnified shall be indemnified in the entirety for any liability arising out of the ultimate defenses, negotiation or settlement of such matter.

          (c) If the Indemnifying Party is the party controlling the defense, negotiation or settlement of any matter, and the Indemnifying Party determines to compromise the matter, the Indemnifying Party shall immediately advise the Party to be Indemnified of the terms and conditions of the proposed settlement. If the Party to be Indemnified agrees to accept such proposal, the Indemnifying Party shall proceed to conclude the settlement of the matter and immediately indemnify the Party to be Indemnified pursuant to the terms of Sections 12.3 or 12.4 hereunder. If the Party to be Indemnified does not agree within fourteen (14) days to accept the settlement (said 14-day period to begin on the first business day following the date such party receives a complete copy of the settlement proposal), the Party to be Indemnified shall immediately assume control of the defense, negotiation or settlement thereof, at the Party to be Indemnified's expense. If the final amount paid to resolve the claim is less than the amount of the original proposed settlement made by the Indemnifying Party, then the Party to be Indemnified shall receive such indemnification pursuant to Sections 12.3 or 12.4 hereof, including any and all expenses incurred by the Party to be Indemnified incurred in connection with the defense, negotiation or settlement of such matter up to the maximum of the original proposed settlement. If the amount finally paid to resolve the claim is equal to or greater than the amount of the original proposed settlement proposed by the Indemnifying Party, then the Indemnifying Party shall provide indemnification pursuant to Sections 12.3 and 12.4 for the amount of the original settlement proposal submitted by the Indemnifying Party, and the Party to be Indemnified shall be responsible for all amounts in excess of the original settlement proposal submitted by the Indemnifying Party and all costs and expenses incurred by the Party to be Indemnified in connection with such defense, negotiation or settlement.

12.6      Excluded  Liabilities.
          ---------------------

          (a) Notwithstanding anything contained herein to the contrary, in the event any Excluded Liability would attach to Purchased Assets No. 1 and/or Purchased Assets No. 2 under any successor liability statute or otherwise, notwithstanding the fact that such liability was an Excluded Liability, Seller and Members shall be jointly and severally responsible for the payment of such Excluded Liability and the lien on Purchased Assets No. 1 and/or Purchased Assets No. 2 (which would represent a breach of certain representations under the Agreement) related to such liability.

12.7      Limitation  on  Liability.
          -------------------------

          Notwithstanding the provisions of the Section 12, Seller and Members shall not have any indemnification obligation under this Agreement unless and until the aggregate amount of the claimed liability exceeds Five Thousand Dollars ($5,000.00) and Seller and Members shall be liable for indemnification of the Indemnified Party only to the extent that actual losses exceed Five Thousand Dollars ($5,000.00) as further modified by Section 12. The maximum liability that Seller and the Members may be required to pay to Purchaser No. 1 and Purchaser No. 2 under this Section 12 shall not exceed an amount equal to the total consideration paid to Seller for the Purchased Assets No. 1 and the Purchased Assets No. 2 and the maximum liability that any Member may be individually required to pay to Purchaser No. 1 and Purchaser No. 2 under this Section 12 shall not exceed an amount equal to the total consideration paid to Seller hereunder for the Purchased Assets No. 1 and the Purchased Assets No. 2 by Purchaser No. 1 and Purchaser No. 2 hereunder multiplied by the following respective percentages:

                           T. Baldwin . . . . . 57.4%
                           P. Sherman . . . . . 42.6%

12.8      Limitation  on  Liability.
          -------------------------

          Notwithstanding anything contained in this Agreement to the contrary, the maximum amount that Purchaser No. 1 and/or Purchaser No. 2, as applicable, payable to the Seller under this Section 12 as a result of any and all breaches shall be limited to the total consideration paid under this Agreement by Purchaser No. 1 and Purchaser No. 2, as applicable, to the Seller for the Purchased Assets No. 1 and the Purchased Assets No. 2.

12.9      Miscellaneous.
          -------------

          The  amount  payable  by  an indemnifying party under Sections 12.7 or
          12.8 with respect to a loss shall be reduced by the amount of any insurance proceeds received by the indemnified party with respect to the loss and each party agrees to use its best efforts to collect any and all insurance proceeds to which it may be entitled in respect of any loss. The amount payable by an indemnifying party shall also be net of any federal, state or local tax benefit (calculated at a 40% rate) derived by the indemnified party by reason of the loss.


                                      13.
                                  THE CLOSING
                                  -----------

13.1      Date,  Time  and  Place  of  Closing.
          ------------------------------------

          Consummation of the transactions contemplated hereby (the "Closing") shall take place simultaneously with the execution of this Agreement at the offices of Lindhorst & Dreidame Co., LPA, 312 Walnut Street, Suite 2300, Cincinnati, Ohio 45202, or at such other place as the parties may mutually agree upon.

13.2      Conditions Precedent  to  Purchaser  No.  1's  and  Purchaser  No. 2's
         -----------------------------------------------------------------------
          Obligations.
          -----------

          The obligation of Purchaser No. 1 and/or Purchaser No. 2 to perform in accordance with this Agreement and to consummate the transactions herein contemplated is subject to the satisfaction of the following conditions at or before the Closing:

          (a) Seller shall have complied with and performed all of the representations, warranties, agreements and covenants hereunder required to be performed by it prior to or at the Closing;

          (b) There shall be no pending or threatened legal action which, if successful, would prohibit consummation or require substantial rescission of the transactions contemplated by this Agreement;

          (c) The business, aggregate properties and operations of the Seller shall not have been materially adversely affected as a result of any fire, accident or other casualty or any labor disturbance or act of God or the public enemy, and there shall otherwise have been no material adverse change to the business, aggregate properties, or operations of the Seller since November 14, 2003;

          (d) Seller shall have delivered to Purchaser No. 1 and/or Purchaser No. 2, as applicable, at or before the Closing, the following documents, all of which shall be in form and substance reasonably acceptable to Purchaser No. 1 and Purchaser No. 2 and its counsel:

               (i) The instruments of transfer required by Sections 2.6 and 2.7;

               (ii) Releases  (or copies thereof) of all liens, claims, charges, encumbrances, security interests and restrictions on Purchased Assets No. 1 and Purchased Assets No.

                    2 necessary to provide Purchaser No. 1 with good title to each of the Purchased Assets No. 1 at the Closing and to provide Purchaser No. 2 with good title to each of the Purchased Assets no. 2 at the Closing;

              (iii) Certified  copies  of  a  limited  liability  company action taken by the Members and Managers of Seller authorizing the execution, delivery and performance of this Agreement;

               (iv) Certificates  of  Existence for Seller from the Secretary of
                    State of Illinois dated no earlier than fifteen (15) days prior to Closing;

               (v) The Seller and each Member shall have entered into the non-competition agreements as set forth in the respective Exhibits;

              (vii) T.  Baldwin  and  P.  Sherman  shall  have  entered into his respective Employment Agreement as set forth in the respective Exhibits.

             (viii) Seller  shall  have  entered into the Assignment of Sublease and Assignment of Lease with Purchaser No. 1 as set forth in Exhibits H and H-1.

               (ix) The Opinion Letter of Vonachen, Lawless, Trager & Slevin, as
                    set  forth  on  Exhibit  I.

               (x) Seller shall enter into the Escrow Agreement with Purchaser No. 1 and Purchaser No. 2 as set forth in Exhibit J.

          (e) Seller will adopt and file with the Secretary of State of Illinois an Amendment to the Articles of Organization of Seller changing the name of Seller to a name substantially dissimilar to eServe Solutions Group, L.L.C.

          (f) Purchaser No. 1 and Purchaser No. 2 shall have received assurances in form and substance satisfactory to it that Seller is currently not providing any COBRA benefits to any former employee, and Purchaser No. 1 and Purchaser No. 2 shall have received assurances in form and substance satisfactory to them that Seller has made all provisions necessary under applicable law, with regard to an employer's obligation to provide for a continuation of health insurance and other benefits of any employee, who is not employed by Seller following termination of employment.

13.3      Conditions  Precedent  to  Seller's  Obligations.
          ------------------------------------------------

          The obligation of Seller to perform in accordance with this Agreement and to consummate the transactions herein contemplated is subject to the satisfaction of the following conditions at or before the Closing:

          (a) Performance by Purchaser No. 1 and Purchaser No. 2 of all of the representations, warranties, agreements and covenants to be performed by it at or before the Closing;

          (b) There shall be no pending or threatened legal action which, if successful, would prohibit consummation or require substantial rescission of the transactions contemplated by this Agreement;

          (c) Purchaser No. 1 shall deliver to the Seller at or before the Closing the following documents, all of which shall be in form and substance acceptable to the Seller and its counsel:

               (i) A certified or bank cashier's check or wire transfer for the aggregate amount to be paid to Seller at the Closing pursuant to Section 4.3(a) hereof;

               (ii) A certified or bank cashier's check or wire transfer for the aggregate amount to be paid to the Escrow Agent at the Closing pursuant to Section 4.3(b) hereof;

              (iii) A Promissory Note as set forth in Section 4.3(c) hereof;

               (iv) An  assumption  of liability agreement under which Purchaser
                    No.  1  assumes  the  liabilities  set forth in Section 3.1;

               (v) Certified copies of the corporate actions taken by Purchaser No. 1 authorizing the execution, delivery and performance of this Agreement;

               (vi) Certificate  of  Good  Standing for Purchaser No. 1 from the
                    Secretary of State of Delaware dated no earlier than fifteen
                    (15)  days  prior  to  the  date  of  Closing.

              (vii) Opinion  Letter  of  Lindhorst  & Dreidame Co., LPA, counsel for Purchaser No. 1 containing the opinion set forth in Exhibit K.

          (d) Purchaser No. 2 shall deliver to the Seller at or before the Closing the following documents, all of which shall be in form and substance acceptable to Seller and its counsel:

               (i) A certified or bank cashier's check or wire transfer for the aggregate amount to be paid to Seller at the Closing pursuant to Section 4.4(a) hereof;

               (ii) A certified or bank cashier's check or wire transfer for the aggregate amount to be paid to the Escrow Agent at the Closing pursuant to Section 4.4(b) hereof;

              (iii) A Promissory Note as  set  forth  in  Section  4.4(c);

               (iv) An  assumption  of liability agreement under which Purchaser
                    No.  2  assumes  the  liabilities  set forth in Section 3.2;

               (v) Certified copies of the corporate actions taken by Purchaser No. 2 authorizing the execution, delivery and performance of this Agreement;

               (vi) Certificate  of  Good  Standing for Purchaser No. 2 from the
                    Secretary of State of Delaware dated no earlier than fifteen
                    (15)  days  prior  to  the  date  of  Closing.

              (vii) Opinion  Letter  of  Lindhorst &  Dreidame Co., LPA, counsel for Purchaser No. 2 containing the opinion set forth in Exhibit L.

          (e) Purchaser No. 1 shall have entered into the Employment Agreements with T. Baldwin and P. Sherman as set forth in Exhibits G and G-1, respectively;

          (f) Purchaser No. 1 shall have entered into the Assignment of Sublease and Assignment of Lease with Seller as set forth in Exhibit H and H-1.

          (g) Purchaser No. 1 and Purchaser No. 2 shall have entered into the Escrow Agreement as set forth in Exhibit J.

          (h)  Purchaser  No.  1  shall  have  entered  into  the  Guaranty.

                                       14.
                               GENERAL PROVISIONS
                               ------------------

14.1      Publicity.
          ---------

          All public announcements relating to this Agreement or the transactions contemplated hereby will be made by Purchaser No. 1 and Purchaser No. 2 with the consent of the Seller, which consent will not be unreasonably withheld, except for any disclosure which may be required because of Purchaser No. 1's being a publicly-traded corporation on the over-the-counter market.



14.2      Expenses.
          --------

          Purchaser No. 1 will bear and pay all of its expenses incident to the transactions contemplated by this Agreement which are incurred by Purchaser No. 1 or its representatives, Purchaser No. 2 will bear and pay all of its expenses incident to the transactions contemplated by this Agreement which are incurred by Purchaser No. 2 or its representatives, and Seller shall bear and pay all of the expenses incident to the transactions contemplated by this Agreement which are incurred by Seller or its representatives.

14.3      Notices.
          -------

          All notices and other communications required by this Agreement shall be in writing and shall be deemed given if delivered by hand or mailed by registered mail or certified mail, return receipt requested, to the appropriate party at the following address (or at such other address for a party as shall be specified by notice pursuant hereto):

          (a)  If  to  Purchaser  No.  1,  to:

                    Pomeroy  IT  Solutions,  Inc.
                    1020  Petersburg  Road
                    Hebron,  Kentucky  41048

               With  a  copy  to:

                    James  H.  Smith  III,  Esq.
                    Lindhorst  &  Dreidame
                    312  Walnut  Street,  Suite  2300
                    Cincinnati,  Ohio  45202

          (b)  If  to  Purchaser  No.  2,  to

                    Pomeroy Select Integration Solutions, Inc.
                    1020  Petersburg  Road
                    Hebron,  Kentucky  41048

               With  a  copy  to:

                    James  H. Smith  III,  Esq.
                    Lindhorst  &  Dreidame
                    312  Walnut  Street,  Suite  2300
                    Cincinnati,  Ohio  45202

          (c)  If  to  Seller,  to:

                    eServ  Solutions  Group,  L.L.C.
                    3624  Black  Hawk  Road
                    Rock  Island,  IL  61201

               With  a  copy  to:

                         Vonachen, Lawless, Trager & Slevin
                         Attn:  Jack  Brady
                         _________________________456 Fulton Street, Suite 425
                         _________________________Peoria, IL 61602

          (d)  If  to  Members,  to:

                         Tim  Baldwin
                         P.O.  Box  1164
                         _________________________Moline, IL 61266

                         Pat  Sherman
                         3954  E  58th  Court
                         Davenport,  IA  52807

14.4      Binding  Effect.
          ---------------

          Except as may be otherwise provided herein, this Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

14.5      Headings.
          --------

          The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

14.6      Exhibits.
          --------

          The Exhibit and Disclosure Schedule referred to in this Agreement constitute an integral part of this Agreement as if fully rewritten herein.

14.7      Counterparts.
          ------------

          This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which constitute together one and the same document.

14.8      Governing  Law.
          --------------

          This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois, without regard to its laws regarding conflict of laws.

14.9      Severability.
          ------------

          If any provision of this Agreement shall be held unenforceable, invalid, or void to any extent for any reason, such provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby.

14.10     Waivers;  Remedies  Exclusive.
          -----------------------------

          No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by any party of any breach of this Agreement or of any representation or warranty contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. No waiver of any of the provisions of this Agreement shall be valid and enforceable unless such waiver is in writing and signed by the party granting the same. Except as otherwise provided in the Subordinated Promissory Notes, the Employment Agreements and the Covenant Not to Compete Agreements, the Sublease, the indemnification provided for by Section 12 herein shall constitute the exclusive remedy of any party with respect to (i) the matters for which such indemnification is provided and (ii) any other matters arising out of, relating to or connected with this Agreement or the transactions contemplated hereby, and whether any claims or causes of action asserted with respect to any such matters are brought in contract, tort or other legal theory whatsoever. Such limitations set forth in this Section 14.10 shall not impair the rights of any of the parties: (a) to seek non-monetary equitable relief, including (without limitation) specific performance or injunctive relief to address any default or breach of this Agreement; or (b) to seek enforcement, collection, damages or any non-monetary equitable relief to address any subsequent default or breach of any transfer document, assumption, consent or agreement to be delivered at Closing hereunder or to seek declaratory relief or any related relief relating to certain issues that may arise under Sections 4.6, 4.7, 5.1 and 5.2. In connection with the seeking of any non-monetary equitable relief, each of the parties acknowledge and agree that the other parties hereto would be damaged irrevocably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agree that the other parties hereto shall be entitled to an injunction or injunctions or prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and conditions hereof by any state court of competent jurisdiction.

14.11     Assignments.
          -----------

          Except as otherwise provided in this Agreement, no party shall assign its rights or obligations hereunder prior to Closing without the prior written consent of the other party.

14.12     Entire  Agreement.
          -----------------

          This Agreement and the agreements, instruments and other documents to be delivered hereunder constitute the entire understanding and agreement concerning the subject matter hereof. All negotiations between the parties hereto are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein and to be delivered hereunder. Except as otherwise expressly contemplated by this Agreement, nothing expressed or implied in this Agreement is intended or shall be construed so as to grant or confer on any person, firm or corporation other than the parties hereto any rights or privilege hereunder. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.

14.13     Business  Records.
          -----------------

          Seller and each Member shall be permitted to retain originals or copies of such books and records relating to Purchased Assets No. 1 and/or Purchased Assets No. 2 and relating to the accounting and tax matters of Business No. 1 and/or Business No. 2 and the party receiving copies shall have access to all original copies of records at reasonable times, for any reasonable business purpose, for a period of six (6) years after the Closing.

14.14     Dissolution  of  Seller.
          -----------------------

          Purchaser No. 1 and Purchaser No. 2 acknowledge that following the Closing, Seller may adopt a plan of liquidation with the intent to dissolve the limited liability company. Provided, however, Seller and each Member agree that the plan of liquidation will not be effectuated and implemented by Seller until all the conditions set forth in
          Section 2 of this Agreement regarding the transfer of all the respective purchased assets have been effectuated by Seller. Seller acknowledges that Purchaser No. 1 and Purchaser No. 2 will suffer irreparable harm in the event that Seller would liquidate prior to satisfying all of its obligations under the terms of this Agreement and the exhibits hereto.

14.15     Effective  Date  of  Agreement.
          ------------------------------

          This Agreement shall be effective at the close of business on the Closing Date.

14.16     Written  Notice  of  Default.
          ----------------------------

          During the earnout period set forth in Sections 4.6 and 4.7, in the event that Purchaser No. 1 and/or Purchaser No. 2 shall give written notice of such party being in default under the terms of the Credit Facilities Agreement referenced in Section 15.1, Purchaser No. 1 and/or Purchaser No. 2 agree to provide written notice to Seller of such event.

                                       15.
                            CONSENT TO GRANTING OF A
                            ------------------------
                   SECURITY INTEREST IN ACQUISITION DOCUMENTS
                   ------------------------------------------

15.1 Seller consents and agrees that upon the Closing of this transaction, Purchaser No. 1 and Purchaser No. 2 shall have the right to grant to GE Commercial Distribution Finance Corporation, formerly known as Deutsche Financial Services Company, as Administrative Agent for the benefit of various lenders under a Credit Facilities Agreement among Deutsche Financial Services Corporation, as Administrative Agent and certain other lenders, and Purchaser No. 1 and Purchaser No. 2 and various Affiliates of such parties, a first priority security interest and lien on all of Purchaser No. 1's and Purchaser No. 2's rights, remedies, claims and interests under all the acquisition documents for this transaction.

          Seller agrees to execute at Closing an assignment of rights agreement, a copy of which is attached hereto as Exhibit M.


          The parties hereto have executed this Agreement as of the date first above written.


WITNESSES:                                   eSERV SOLUTIONS GROUP, LLC



_____________________________________   By:  ___________________________________

_____________________________________   Its: ___________________________________



WITNESSES:                                   MEMBERS:



_____________________________________        ___________________________________
                                             TIM  BALDWIN
_____________________________________




_____________________________________        ___________________________________
                                             PAT  SHERMAN
_____________________________________

                                             POMEROY IT SOLUTIONS, INC.



_____________________________________   By:  ___________________________________

_____________________________________   Its: ___________________________________



                                             POMEROY SELECT INTEGRATION
                                             SOLUTIONS, INC.


_____________________________________   By:  ___________________________________

_____________________________________   Its: ___________________________________